As filed with the Securities and Exchange Commission on December 6, 2021
Registration No. 333-
UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________________
FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
________________________
TORM plc
(Exact name of Registrant as specified in its charter)
________________________

England and Wales (State or other jurisdiction of incorporation or organization)	N/A (I.R.S. Employer Identification Number)

TORM plc Birchin Court 20 Birchin Lane London, EC3V 9DU United Kingdom +44 203 713 4560	Seward & Kissel LLP Attention: Keith J. Billotti, Esq. One Battery Park Plaza New York, New York 10004 (212) 574-1200
(Address and telephone number of Registrant's principal executive offices)	(Name, address and telephone number of agent for service)
________________________

Copies to:

Keith J. Billotti, Esq.
Seward & Kissel LLP
One Battery Park Plaza
New York, New York 10004
(212) 574‑1200 (telephone number)
________________________
Approximate date of commencement of proposed sale to the public:
From time to time after this registration statement becomes effective as determined by market conditions and other factors.
If only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.  ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.   ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the SEC pursuant to Rule 462(e) under the Securities Act, check the following box.  ☐
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒ Emerging growth company
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐
CALCULATION OF REGISTRATION FEE
Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Aggregate Offering Price		Amount of Registration Fee (3)
Primary Offering(1)(2)
Class A common shares, par value $0.01 per share
Preferred Shares
Debt Securities (4)
Warrants (5)
Purchase Contracts (6)
Rights (7)
Units (8)
Primary Offering Total		$250,000,000(9)		$23,175(10)
Secondary Offering
Class A common shares, par value $0.01 per share	53,812,988	$389,606,033.12	(11)	$36,116.48	(11)
TOTAL		$639,606,033.12		$59,291.48

(1)
Such amount in U.S. dollars or the equivalent thereof in foreign currencies as shall result in an aggregate initial public offering price for all securities of $250,000,000.  Also includes such indeterminate amount of debt securities and common and preferred shares as may be issued upon conversion or exchange for any other debt securities or preferred shares that provide for conversion or exchange into other securities.

(2)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended.  Pursuant to General Instruction II.C of Form F-3, the table does not specify by each class information as to the proposed maximum aggregate offering price with respect to the primary offering.  Any securities registered hereunder may be sold separately or as units with other securities registered hereunder.  In no event will the aggregate offering price of all securities sold by TORM plc pursuant to this registration statement exceed $250,000,000.

(3)
Pursuant to Rule 457(p) under the Securities Act, the total registration fee due of $59,291.48 is offset by $65,376.38, representing the filing fee previously paid by TORM plc with respect to TORM plc's securities registered and unsold pursuant to the Registration Statement on Form F-3 (File No. 333-228878 filed with the SEC on December 18, 2018).

(4)
If any debt securities are issued at an original issue discount, then the offering may be in such greater principal amount as shall result in a maximum aggregate offering price not to exceed $250,000,000.

(5)	There is being registered hereunder an indeterminate number of warrants as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.
(6)	There is being registered hereunder an indeterminate number of purchase contracts as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.
(7)	There is being registered hereunder an indeterminate number of rights as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.
(8)
There is being registered hereunder an indeterminate number of units as may from time to time be sold at indeterminate prices not to exceed an aggregate offering price of $250,000,000.  Units may consist of any combination of the securities registered hereunder.

(9)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended, or the Securities Act.
(10)	Calculated in accordance with Rule 457(o) under the Securities Act using the current SEC fee rate of 0.0000927.
(11)
Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act, based on the average of the high and low prices per share of the registrant's Class A common shares as reported on Nasdaq New York on December 1, 2021, which average was calculated to be $7.24.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy or sell these securities in any jurisdiction where the offer or sale is not permitted. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective.

PROSPECTUS
Subject to completion, dated December 6, 2021
TORM PLC

$250,000,000
Common Shares, Preferred Shares, Debt Securities,
Warrants, Purchase Contracts, Rights and Units
and
53,812,988 Class A Common Shares
offered by the Selling Shareholder
We may, from time to time in one or more offerings, offer and sell our common shares, preferred shares, debt securities, warrants, purchase contracts, rights and units. We may also offer securities of the types listed above that are convertible or exchangeable into one or more of the securities listed above. The aggregate offering price of all securities issued under this prospectus may not exceed $250,000,000.
We may offer and sell these securities in amounts, at prices and on terms to be determined by market conditions and other factors at the time of the offering. This prospectus describes only the general terms of these securities and the general manner in which we will offer the securities. The specific terms of any securities we offer will be included in a supplement to this prospectus. The prospectus supplement will describe the specific manner in which we will offer the securities and also may add, update or change information contained in this prospectus. We may sell the securities offered by this prospectus directly or through underwriters, agents or dealers, the names of which and the specific terms of a plan of distribution will be stated in the applicable prospectus supplement.
In addition, OCM Njord Holdings S.à r.l., which we refer to herein as Njord Luxco or the Selling Shareholder, may sell in one or more offerings pursuant to this registration statement up to 53,812,988 of our Class A common shares. The Selling Shareholder may sell any or all of these common shares on any stock exchange, market or trading facility on which the shares are traded or in privately negotiated transactions at fixed prices that may be changed, at market prices prevailing at the time of sale or at negotiated prices. Information on the Selling Shareholder and the times and manners in which they may offer and sell our common shares is described under the sections entitled "Selling Shareholder" and "Plan of Distribution" in this prospectus. We will not receive any of the proceeds from the sale of our Class A common shares by the Selling Shareholder.
Our Class A common shares currently trade on Nasdaq Copenhagen A/S, or Nasdaq Copenhagen, under the symbol "TRMD A" and on Nasdaq Stock Market LLC in New York, or Nasdaq New York, under the symbol "TRMD".  The applicable prospectus supplement will contain information, where applicable, as to any other listing on the Nasdaq New York or any securities market or other exchange of the securities, if any, covered by the prospectus supplement.
An investment in these securities involves risks. See the section entitled "Risk Factors" beginning on page 9 of this prospectus, and other risk factors contained in the applicable prospectus supplement and in the documents incorporated by reference herein and therein.
Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.
The date of this prospectus is

TABLE OF CONTENTS
Page
ABOUT THIS PROSPECTUS	1
CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS	2
PROSPECTUS SUMMARY	4
RISK FACTORS	9
USE OF PROCEEDS	11
CAPITALIZATION	12
PLAN OF DISTRIBUTION	13
SELLING SHAREHOLDER	15
DESCRIPTION OF SHARE CAPITAL	16
DESCRIPTION OF DEBT SECURITIES	19
DESCRIPTION OF WARRANTS	25
DESCRIPTION OF PURCHASE CONTRACTS	26
DESCRIPTION OF RIGHTS	27
DESCRIPTION OF UNITS	28
TAX CONSIDERATIONS	29
ENFORCEABILITY OF CIVIL LIABILITIES	37
LEGAL MATTERS	38
EXPERTS	39
WHERE YOU CAN FIND ADDITIONAL INFORMATION	40
INFORMATION INCORPORATED BY REFERENCE	41
EXPENSES	42

i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement on Form F-3 that we have filed with the U.S. Securities and Exchange Commission, or the SEC, using a shelf registration process. Under the shelf registration process, we may sell common, preferred shares, debt securities, warrants, purchase contracts, rights and units described in this prospectus from time to time in one or more offerings, up to a total of $250,000,000.  In addition, the Selling Shareholder may sell in one or more offerings pursuant to this registration statement up to 53,812,988 of our Class A common shares.

This prospectus only provides you with a general description of TORM plc and the securities that are registered hereunder that may be offered by us or the Selling Shareholder. Each time we offer securities, we will provide you with a supplement to this prospectus that will describe the specific information about the securities being offered and the specific terms of that offering. Any prospectus supplement may also add, update or change the information contained in this prospectus. Any prospectus supplement may also add to, update or change information contained in this prospectus. To the extent information in this prospectus is inconsistent with the information contained in a prospectus supplement you should rely on the information in the prospectus supplement.
This prospectus and any prospectus supplement are part of a registration statement we filed with the SEC and do not contain all the information in the registration statement. Forms of the indenture and other documents establishing the terms of the offered securities are filed as exhibits to the registration statement. Statements in this prospectus or any prospectus supplement about these documents are summaries and each statement is qualified in all respects by reference to the document to which it refers. You should refer to the actual documents for a more complete description of the relevant matters.
For further information about us or the securities offered hereby, you should refer to the registration statement, which you can obtain from the SEC as described below under the section entitled "Where You Can Find Additional Information."
The information in this prospectus is accurate as of its date. Additional information, including our financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. You should rely only on the information contained or incorporated by reference in this prospectus and in any prospectus supplement. Before you invest in our securities, you should carefully read this prospectus, including the "Risk Factors," any prospectus supplement, the information incorporated by reference in this prospectus and any prospectus supplement (including the documents described under the heading "Where You Can Find Additional Information" in both this prospectus and any prospectus supplement), and any additional information you may need to make your investment decision. We will not make an offer to sell these securities in any jurisdiction where the offer or sale is not permitted.
Unless otherwise indicated, the terms "TORM plc," "we," "us," "our," the "Company" and the "Group" refer to TORM plc and its consolidated subsidiaries, which includes TORM A/S and its consolidated subsidiaries, following the closing of the Exchange Offer (defined below). When used in this prospectus to describe events prior to the closing of the Exchange Offer, the terms "TORM A/S," "we," "us," "our," the "Company" and the "Group" refer to TORM A/S and its consolidated subsidiaries before such time. References to "Former TORM A/S" refer to TORM A/S and its consolidated subsidiaries prior to the completion of the 2015 Restructuring (defined below).
Unless otherwise indicated, all references to "U.S. dollars," "USD," "dollars," "US$" and "$" in this prospectus are to the lawful currency of the United States of America, references to "Sterling", "£" and "GBP" are to the lawful currency of the United Kingdom, references to "Danish Kroner," and "DKK" are to the lawful currency of Denmark. We use the term deadweight ton, or dwt, in describing the size of vessels. Dwt, expressed in metric tons, each of which is equivalent to 1,000 kilograms, refers to the maximum weight of cargo and supplies that a vessel can carry.
We report our consolidated financial results in U.S. dollars and in accordance with International Financial Reporting Standards, or IFRS, as issued by the International Accounting Standards Board, or IASB, which also comply with reporting requirements under English law.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS
This prospectus contains certain forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  Forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future and other statements that are other than statements of historical fact.  In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements.  The words "anticipate", "believe", "continue", "could", "estimate", "expect", "intend", "may", "might", "plan", "possible", "potential", "predict", "project", "should", "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking.
All statements, other than statements of historical fact, included in or incorporated by reference into this prospectus and any prospectus supplements are "forward-looking statements." Forward-looking statements include, but are not limited to, such matters as:
•	our future operating or financial results;
•	global and regional economic and political conditions, including piracy;
•	our pending vessel acquisitions, our business strategy and expected capital spending or operating expenses, including dry-docking and insurance costs;
•	statements about shipping market trends, including charter rates and factors affecting supply and demand;
•	our financial condition and liquidity, including our ability to obtain financing in the future to fund capital expenditures, acquisitions and other general corporate activities;
•	our ability to enter into time charters after our current charters expire and our ability to earn income in the spot market;
•	changes in the price of our Class A common shares; and
•	our expectations of the availability of vessels to purchase, the time it may take to construct new vessels, and vessels' useful lives.
Many of these statements are based on our assumptions about factors that are beyond our ability to control or predict and are subject to risks and uncertainties that are described more fully under the section entitled "Risk Factors," on page 9 of this prospectus, in our Annual Report on Form 20-F for the fiscal year ended December 31, 2020 and in the documents that we incorporate by reference into this prospectus, for a more complete discussion of these risks and uncertainties and for other risks and uncertainties. Any of these factors or a combination of these factors could materially affect our future results of operations and the ultimate accuracy of the forward-looking statements. Factors that might cause future results to differ include, but are not limited to, the following:
•	our future operating or financial results;
•	changes in governmental rules and regulations or actions taken by regulatory authorities;
•	fluctuations in interest rates and foreign exchange rates;
•
the length and severity of epidemics and pandemics, including the ongoing global outbreak of the novel coronavirus ("COVID-19"), and its impact on the demand for seaborne transportation of petroleum products;

•	general domestic and international political conditions or events, including "trade wars";
•	changes in economic and competitive conditions affecting our business, including market fluctuations in charter rates and charterers' abilities to perform under existing time charters;
•	potential liability from future litigation and potential costs due to environmental damage and vessel collisions;
•	the length and number of off-hire periods and dependence on third-party managers; and
•
other factors discussed under the heading "Risk Factors" in this prospectus, in our Annual Report on Form 20-F for the year ended December 31, 2020 and the other documents that we incorporate by reference into this prospectus.

You should not place undue reliance on forward-looking statements contained in, or incorporated by reference into, this prospectus because they are statements about events that are not certain to occur as described or at all. All forward-looking statements in, or incorporated by reference into, this prospectus are qualified in their entirety by the cautionary statements contained herein. These forward-looking statements are not guarantees of our future performance, and actual results and future developments may vary materially from those projected in the forward-looking statements.
Except to the extent required by applicable law or regulation, we undertake no obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

PROSPECTUS SUMMARY
This section summarizes some of the key information that is contained or incorporated by reference in this prospectus. It may not contain all of the information that may be important to you. As an investor or prospective investor, you should review carefully the entire prospectus and the information incorporated by reference herein, including the section entitled "Risk Factors."
Our Company and our Business
TORM plc is one of the world's largest carriers of refined oil products. Our activities are primarily the transportation of clean petroleum products, such as gasoline, jet fuel, kerosene, naphtha and gas oil, and occasionally dirty petroleum products, such as fuel oil. We are active in all larger vessel segments of the product tanker market from Handysize to Long Range 2 (LR2) tankers. As of the date of this prospectus, we own and operate a fleet of 84 product tankers, 72 of which we own and 12 of which we charter in on bareboat charter. In addition, as of the date of this prospectus, we have one newbuilding under construction that is scheduled to be delivered in the first quarter 2022. Additionally, as of the date of this prospectus, we entered into an agreement with a Chinese financial institution for the sale and operational leaseback of nine existing MR vessels built from 2010 to 2012, which are expected to close during the fourth quarter of 2021 and first quarter of 2022. For an overview of the specifications of our fleet, please see "Our Fleet," below.
We have an extensive in-house operating and management platform which performs commercial, administrative and technical management for our vessels. Through this integrated platform, we handle the commercial management of all our vessels and the technical management of all our owned vessels, other than three vessels managed by an unaffiliated third party. In addition, we conduct all vessel sale and purchase activities in-house, leveraging relationships with shipbrokers, shipyards, financial institutions and other shipowners.
History and Development of the Company
We were founded as TORM A/S in 1889 by Captain Ditlev E. Torm and Christian Schmiegelow. Within the first ten years, the fleet of TORM A/S consisted of four vessels, and in 1905 TORM A/S became listed on the Copenhagen Stock Exchange. In connection with the Redomiciliation in 2016, TORM A/S became a wholly-owned subsidiary of TORM plc. As of the date of this prospectus, we operate a fleet of 84 owned or chartered-in vessels and our Class A common shares are listed on both Nasdaq Copenhagen and Nasdaq New York under the symbols "TRMD A" and "TRMD," respectively.

 TORM plc is a public limited company incorporated under the laws of England and Wales on October 12, 2015 under the name Anchor Admiral Limited with company number 09818726. Anchor Admiral Limited was renamed TORM Limited on November 26, 2015, and TORM Limited was renamed TORM plc on January 20, 2016. TORM plc's registered office is at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, United Kingdom. Our telephone number at this address is +44 203 713 4560. Our main commercial and technical activities are managed out of our office at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark. Our telephone number at that address is +45 39 17 92 00. We also have offices located in Mumbai (India), New Delhi (India), Manila (the Philippines), Cebu (the Philippines), Singapore (Singapore) and Houston (Texas, USA). Our website is www.torm.com. The SEC maintains an Internet site (sec.gov) that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. None of the information contained on these websites is incorporated into or forms a part of this prospectus. TORM plc is today one of the world's largest carriers of refined oil products.

Our Fleet

The following table sets forth summary information regarding our fleet of owned product tankers, including the vessels that we charter in as of the date of this prospectus.
Vessel Name	Type	DWT	Year Built	Shipyard
Owner On-the-Water Product Tankers
TORM Gudrun	LR2	101,155	2000	Hyundai HI (Ulsan)
TORM Hilde	LR2	114,951	2018	GSI Nansha
TORM Hermia	LR2	114,951	2018	GSI Nansha
TORM Ingeborg	LR2	99,999	2003	Hyundai Samho HI
TORM Kirsten	LR2	114,440	2015	Hyundai HI (Gunsan)
TORM Kristina	LR2	114,322	2015	Hyundai HI (Gunsan)
TORM Maren	LR2	109,672	2008	Dalian Shipbuilding
TORM Marina	LR2	109,672	2007	Dalian Shipbuilding
TORM Mathilde	LR2	109,672	2008	Dalian Shipbuilding
TORM Valborg	LR2	99,999	2003	Hyundai Samho HI
TORM Elise	LR1	75,000	2020	GSI Nansha
TORM Elizabeth	LR1	75,000	2020	GSI Nansha
TORM Emilie	LR1	74,999	2004	Hyundai HI (Ulsan)
TORM Estrid	LR1	74,999	2004	Hyundai HI (Ulsan)
TORM Ismini	LR1	74,999	2004	Hyundai HI (Ulsan)
TORM Sara	LR1	72,718	2003	Samsung HI
TORM Signe	LR1	72,718	2005	Samsung HI
TORM Sofia	LR1	72,718	2005	Samsung HI
TORM Venture	LR1	73,700	2007	New Century SB
TORM Adventurer	MR	46,042	2007	Brod. Trogir
TORM Agnes	MR	49,999	2011	GSI Liwan
TORM Agnete	MR	49,999	2010	GSI Liwan
TORM Allegro	MR	46,184	2012	Brod. Trogir
TORM Almena	MR	49,999	2010	GSI Liwan
TORM Amalie	MR	49,999	2011	GSI Liwan
TORM Amorina	MR	46,184	2012	Brod. Trogir
TORM Anabel	MR	49,999	2012	GSI Liwan
TORM Arawa	MR	49,999	2012	GSI Liwan
TORM Aslaug	MR	49,999	2010	GSI Liwan
TORM Astrid	MR	49,999	2012	GSI Liwan
TORM Atlantic	MR	49,999	2012	GSI Liwan
TORM Cavatina	MR	46,184	2010	Brod. Trogir
TORM Corrido	MR	46,156	2011	Brod. Trogir
TORM Discoverer	MR	45,012	2008	Brod. Trogir
TORM Eric	MR	49,999	2006	STX SB (Jinhae)
TORM Freya	MR	46,350	2003	STX SB (Jinhae)
TORM Hardrada	MR	45,983	2007	Shin Kurushima
TORM Helvig	MR	46,187	2005	STX SB (Jinhae)
TORM Horizon	MR	46,955	2004	Hyundai Mipo
TORM India	MR	49,999	2010	Hyundai Mipo
TORM Kansas	MR	46,955	2006	Hyundai Mipo
TORM Laura	MR	49,999	2008	GSI Liwan
TORM Leader	MR	46,070	2009	Brod. Trogir
TORM Lene	MR	49,999	2008	GSI Liwan
TORM Lilly	MR	49,999	2009	GSI Liwan
TORM Loke	MR	44,999	2007	SLS Shipbuilding
TORM Lotte	MR	49,999	2009	GSI Liwan
TORM Louise	MR	49,999	2009	GSI Liwan
TORM Moselle	MR	47,024	2003	Onomichi Dockyd
TORM Philippines	MR	49,999	2010	Hyundai Mipo
TORM Platte	MR	46,959	2006	Hyundai Mipo
TORM Ragnhild	MR	46,187	2005	STX SB (Jinhae)
TORM Republican	MR	46,955	2006	Hyundai Mipo
TORM Resilience	MR	49,999	2005	STX SB (Jinhae)
TORM Solution	MR	49,999	2019	GSI Nansha
TORM Sovereign	MR	49,999	2017	Hyundai Mipo
TORM Splendid	MR	49,999	2020	GSI Nansha
TORM Stellar	MR	49,999	2020	GSI Nansha
TORM Strength	MR	49,999	2019	GSI Nansha
TORM Strong	MR	49,999	2019	GSI Nansha
TORM Sublime	MR	49,999	2019	GSI Nansha
TORM Success	MR	49,999	2019	GSI Nansha
TORM Supreme	MR	49,999	2017	Hyundai Mipo
TORM Thames	MR	47,036	2005	Hyundai Mipo
TORM Thor	MR	49,757	2015	Sungdong SB
TORM Thunder	MR	49,757	2015	Sungdong SB
TORM Thyra	MR	46,350	2003	STX SB (Jinhae)
TORM Timothy	MR	49,757	2015	Sungdong SB
TORM Troilus	MR	49,757	2016	Sungdong SB
TORM Voyager	MR	45,916	2010	Brod. Trogir
TORM Gyda	Handy	36,207	2009	Hyundai Mipo
TORM Tevere	Handy	36,990	2005	Hyundai Mipo

Chartered-in Product Tankers
TORM Kiara	LR2	114,445	2015	Hyundai HI (Gunsan)
TORM Hellerup	LR2	114,951	2018	GSI Nansha
TORM Herdis	LR2	114,951	2018	GSI Nansha
TORM Helene	LR2	114,000	2021	GSI Nansha
TORM Malaysia	MR	51,672	2011	Hyundai Mipo
TORM New Zealand	MR	49,999	2011	Hyundai Mipo
TORM Alexandra	MR	49,999	2010	GSI Liwan
TORM Alice	MR	49,999	2010	GSI Liwan
TORM Australia	MR	49,999	2011	Hyundai Mipo
TORM Singapore	MR	49,999	2011	Hyundai Mipo
TORM Titan	MR	49,757	2016	Sungdong SB
TORM Torino	MR	49,757	2016	Sungdong SB

Newbuildings
N/B GSI Nansha Guangzhou 19121032	LR2	114,000	2022	GSI Nansha

(1) As used in this prospectus, Hyundai refers to Hyundai Heavy Industries Co. Ltd.; Halla refers to Halla Engineering & Heavy Industries, South Korea; Samho refers to Hyundai Samho Heavy Industries Co. Ltd.; Dalian New refers to Dalian Shipbuilding Industry, China; New Century refers to New Century Shipbuilding Co. Ltd.; Onomichi refers to Onomichi Dockyard, Japan; Daedong refers to Daedong Shipbuilding, South Korea; STX refers to STX Offshore and Shipbuilding Co. Ltd.; Hyundai Mipo refers to Hyundai Mipo Dockyard Co. Ltd.; Shin Kurushima refers to Shin Kurushima Dockyard Co. Ltd., Japan; SLS refers to SLS Shipbuilding Co. Ltd. Tongyeong, South Korea; Brod. Trogir refers to Brodotrogir Shipyard and GSI refers to Guangzhou Shipyard International Co., Ltd.

 (2) Vessels were sold and leased back on bareboat charter with contract expirations in 2026. We have a purchase option for the individual vessels in both 2024 and 2026. No sales were recorded under IFRS and hence the vessels have not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.
(3) Vessels were sold and leased back on bareboat charter with a contract expiration in 2025. We have a purchase obligation for the individual vessels. No sales were recorded under IFRS and hence the vessels have not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.
(4) Vessel was sold and leased back on bareboat charter with a contract expiration in 2026. We have a purchase obligation for the vessel. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.
(5) Vessel was sold and leased back on bareboat charter with a contract expiration in 2024. We have a purchase obligation for the vessel. No sale was recorded under IFRS and hence the vessel has not been derecognized from our balance sheet and we recorded a corresponding financial liability for the cash we received.
Management of Our Fleet
We are primarily involved in the transportation of refined oil products from the refineries to the end user. In addition to clean products, we use some of our vessels for the transportation of residual fuels from the refineries as well as crude oil directly from the production field to the refinery. These fuel types are commonly referred to as dirty petroleum products, as extensive cleaning of the vessel's cargo tanks is required before a vessel can transport clean products again. In addition, some of our vessels have special chemical trading capabilities. In 2020 and through the nine months ended September 30, 2021, 94.5% and 98.5%, respectively, of our turnover was generated from clean products transportation.

Our integrated operating platform with in-house technical and commercial management enhances the response to customer demands and allows us to generate value for stakeholders as well as for the Company.
Our long-term success is dependent on our ability to provide safe and reliable transportation services. In addition to the items explicitly stated in the financial statements, our long-term success further builds on the intellectual property of our workforce and the relationship and cooperation with external stakeholders such as oil traders, state-owned oil companies, oil majors, financial institutions, shipyards, brokers, and governmental agencies.
We are present in all large vessel classes in the product tanker market with specific focus on the LR2, LR1 and Medium Range (MR) vessel classes as these three segments offer the greatest synergies.  In addition, six of our MR product tankers have special chemical trading capabilities.
We are, on an ongoing basis, optimizing and adjusting our fleet mix, and since the beginning of 2020, our fleet has increased from 76 vessels to 84 vessels on the water in November 2021. The increase covers the purchase of 18 vessels, delivery of 13 vessels and 5 newbuildings and a sale of 10 older vessels. In the second and third quarters of 2021, we took delivery of eight MR vessels and three LR2 vessels. In the fourth quarter of 2021, we took delivery of one LR2 newbuilding, and in the first quarter of 2022, we are scheduled to take delivery of one LR2 newbuilding vessel as well. The change is primarily driven by our general opportunistic approach to fleet renewal through disposal of older tonnage, acquisition of younger tonnage and modern second-hand vessels and contracting of newbuildings with the recent additions to fleet timed in the market down-turn.
Our Business Strategy
Our primary objective is to optimize our earnings within the given market environment and conditions in addition to ensuring the long-term viability of the company. The three key elements of our business strategy are:
Leading Product Tanker Owner.
We are an international leading product tanker company and one of the largest owners of product tankers in the world. TORM primarily employs its fleet of 84 vessels in the spot market. With our presence in all the large product tanker segments and across all regional supply and demand hubs, we are well positioned to meet our customers' transport and storage requirements.
We seek to selectively grow our fleet and to serve as a consolidator in the product tanker segment if the right opportunities arise. We continuously assess opportunities to optimize our fleet by acquiring attractive high-specification second-hand product tankers or selectively pursuing newbuilding programs with high-quality shipyards.
In this way, we serve as a consolidator while at the same time optimizing our invested capital to enable the highest possible return on invested capital (ROIC). Our scalable business platform is a supportive and required enabler for this strategic objective.
During 2021, we have so far purchased 11 vessels, all of which were delivered during the second and third quarters of 2021 and in support of our expected ROIC. This includes eight MR product tankers, six of which have chemical trading capabilities in a partly share, partly cash-based transaction and three 2015-built scrubber-fitted and fuel-efficient LR2 vessels.
From time to time, we also plan to sell vessels that no longer fit with the commercial strategy, or if the price point is deemed attractive. In 2020, we sold eight older vessels, capitalizing on the strong market during the first half of the year that provided attractive opportunities to dispose of older tonnage. During 2021 so far, we have sold one additional older vessel.
Our solid capital structure balances the spot-based employment profile with low leverage, a strong liquidity position, a fully funded newbuilding program and limited off-balance sheet charter-in commitments.
Secured bank financing remains the preferred source of debt funding for us, but the use of leasing structures reflects our broad access to various sources of competitive financing.
To support our shares and to attract a broad investor base, we frequently market our shares towards investors through investor roadshow activities, conference participation and panel discussions. Further, we believe that our transparent company structure and corporate governance principles enhance the attractiveness of our shares.

Superior Operating Platform.
Our fleet is effectively managed on the in-house integrated operating platform known as One TORM. Operations are conducted combined for the entire fleet to reap synergies across vessel classes.
The integrated nature of our operating platform provides transparency and clear alignment of management and shareholder interests, which mitigates the potential for actual or perceived conflicts of interest with related parties. We also believe that the largest customers prefer an integrated operating model as it provides them with better accountability and insight into safety and vessel performance.
In line with our strategic focus on safety, the One TORM platform features its One TORM Safety Culture program. The purpose of the program is to continuously strengthen our safety culture beyond mere compliance and reflects the belief that profitability and safety are not mutually exclusive.
On the One TORM platform the commercial, technical, sale and purchase and support divisions work towards common goals in a network-based organization. Our commercial team is responsible for employment and operation of our fleet and has continuously demonstrated superior performance compared to peers and market benchmarks. One of the key elements for the commercial team to succeed is the ability to ensure an optimal position of the fleet in the global basins, where differences in earnings can be significant during a year.
Our fleet is managed by its in-house technical management. The department is responsible for maintaining the high quality of our vessels and the delivery of an environmentally friendly, safe, and cost- efficiently technical operation. Our technical management also has extensive experience in vessel design and construction and provides essential knowledge for us to execute newbuilding programs. Apart from the office staff, more than 3,000 seafarers are employed in our technical department.
Our sale and purchase activities are conducted by an in-house team. The sale and purchase team leverages relationships with shipbrokers, shipyards, financial institutions and shipowners to ensure fleet renewal and actively pursue lucrative opportunities in the second-hand and newbuilding markets.
The support division is an integral part of our day-to-day operations and provides optimized business practices, reporting and payment processes, proactive business partnering, stringent risk management, liquidity and funding management etc. The support division has for years built a strong data and digitalized business support function. By means of significant, advanced analytics and applied AI competences, this function has created an analytical model to further support the commercial performance of the Company.
For A Greener Future.
We strive to utilize our market position and strength to lead the product tanker industry into a more environmentally friendly future and to develop innovative solutions for a greener future, and we have reduced our CO2 impact by 22% since 2008.
Our key priority is to contribute to combatting the accelerating global climate change and to minimizing pollution of the seas and the atmosphere. Thus, we have strong focus on reducing fuel consumption and CO2 emissions, achieved through a committed focus on optimal performance and industry collaboration.
We believe that both the CO2 and the ESG agendas will be integral and determining elements of the future of the product tanker business. At the same time, we acknowledge that oil and refined oil products are essential resources that the world will continue to rely on for the foreseeable future.
We embrace the climate combat and are dedicated to developing innovative solutions for our industry and easing the impact of our vessels on the environment. To quantify our ambition, we have set a target to reduce our relative CO2 emissions by 40% by 2030 compared to 2008 and an ambition to have zero CO2 emissions from operating our fleet by the year 2050.
We believe that our integrated focus on environmental impact will be beneficial both from an environmental and an investment point of view. We will therefore investigate the potential of green business adjacencies that can co-create long-term value and optionality for us. We have already formed a successful partnership with a scrubber producer, supporting the company's scrubber investments.
To reach the CO2 target set for 2030, optimization and improvement of the existing fleet are paramount, and we are applying a broad set of actions to enhance the fuel efficiency of its fleet. This includes both operational and technical improvements. We are also engaged in developing next generation ship design and new energy improving technologies with selected partners. To support the target, we will incorporate the impact on the reduction trajectory when assessing future fleet renewal options.
In the longer term and to meet its ambition for 2050, we believe that new alternative fuels in shipping will be required on a global scale. We will seek to influence this development and pursue broad industry cooperation on this important journey. These new technologies are still in the developing stages and what will be the technology of the future is so far associated with great uncertainty.

Corporate Structure and Certain Company Information
TORM plc was incorporated as a public limited company incorporated under the laws of England and Wales on October 12, 2015 under the name Anchor Admiral Limited with company number 09818726. Anchor Admiral Limited was renamed TORM Limited on November 26, 2015, and TORM Limited was renamed TORM plc on January 20, 2016. TORM plc's registered office is at Birchin Court, 20 Birchin Lane, London, EC3V 9DU, United Kingdom. Our telephone number at this address is +44 203 713 4560. Our main commercial and technical activities are managed out of our office at Tuborg Havnevej 18, DK-2900 Hellerup, Denmark. Our telephone number at that address is +45 39 17 92 00. We also have offices located in Mumbai (India), New Delhi (India), Manila (the Philippines), Cebu (the Philippines), Singapore (Singapore) and Houston (Texas, USA). Our website is www.torm.com.  Neither our website nor its contents are incorporated into this prospectus.
Recent and Other Developments
In the fourth quarter of 2021, TORM entered into an agreement a Chinese financial institution for the sale and operational leaseback of nine existing MR vessels built from 2010 to 2012. The lease period is expected to be between eight and ten years depending on the vessels. The transactions are expected to be completed during the fourth quarter of 2021 and first quarter of 2022 and yield aggregate net proceeds of $75.5 million to the Company following the repayment of the existing debt secured by the vessels. This lease financing includes buyout options, starting from year three. This underlines TORM's ability to obtain attractively priced and diversified operational lease financing.
RISK FACTORS
An investment in our securities involves a high degree of risk.  Before making an investment in our securities, you should carefully consider all of the information included or incorporated by reference into this prospectus and in any prospectus supplement, including the risks described under the heading "Risk Factors" in our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 1, 2021, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and that are incorporated by reference herein. Please see the section of this prospectus entitled "Where You Can Find Additional Information."
The occurrence of one or more of those risk factors could adversely impact our business, financial condition or results of operations. When we offer and sell any securities pursuant to a prospectus supplement, we may include additional risk factors relevant to such securities in the prospectus supplement.
Risks inherent in an investment in our securities
The market price of our securities after any offering may be volatile, and the value of an investment in our securities may decline.
The market price of our securities could be subject to significant fluctuations in response to any one or more of the risk factors discussed in our latest Annual Report on Form 20-F filed with the SEC and others beyond our control, including:
•	the market for similar securities;
•	actual or anticipated fluctuations in our quarterly and annual results and those of other public companies in our industry;
•	mergers and strategic alliances in the tanker industry;
•	market conditions generally and in the tanker industry;
•	prevailing global and regional economic and political conditions;
•	the effect of governmental regulations and maritime self-regulatory organization standards on the conduct of our business;
•	changes in the basis of taxation of our activities in various jurisdictions;

•	our ability to service and refinance our current and future indebtedness;
•	our ability to raise additional debt and equity to satisfy our capital needs;
•	the failure of securities analysts to publish research about us after this offering or shortfalls in our operating results from levels forecast by securities analysts;
•	announcements concerning us or our competitors; and
•	the general state of the securities markets.
The product tanker market is cyclical in nature, which leads to volatility in freight rates, vessel values and industry profitability and freight rates among different types of product tankers are highly volatile. In addition, the securities markets in recent years have experienced substantial price and volume fluctuations that have affected and continue to affect the market prices of securities of many companies. These fluctuations often have been unrelated or disproportionate to the operating performance of those companies. These broad market and industry fluctuations, as well as factors such as those listed above, may negatively impact the price of our securities. If the market price of our securities declines, you may not realize any return on your investment in our securities and may lose some or all of your investment. Also, you may not be able to sell the securities at prices equal to or greater than those paid by you in any offering. In the past, companies that have experienced volatility in the market price of their securities have been subject to securities class action litigation. Future securities litigation against us could result in substantial costs and divert management's attention from other business concerns, which could harm our business, results of operations and financial condition.
We may issue additional securities without your approval, which could dilute your ownership interests and may depress the market price of our securities.
We may issue additional securities of equal or senior rank to your securities, without shareholder approval, in a number of circumstances.
The issuance by us of additional securities of equal or senior rank to your securities may have the following effects:
•	our existing shareholders' proportionate ownership interest in us may decrease;
•	the amount of cash available for dividends or interest payments may decrease;
•	the relative voting strength of previously outstanding securities may be diminished; and
•	the market price of our securities may decline.
Additional risks associated with the operation of our business
The smuggling of drugs or other contraband onto our vessels may lead to governmental claims against us.
We expect that our vessels will call on ports where smugglers may attempt to hide drugs and other contraband on vessels, with or without the knowledge of crew members. To the extent our vessels are found with contraband, whether inside or attached to the hull of our vessel and whether with or without the knowledge of any of our crew, we may face governmental or other regulatory claims which could have an adverse effect on our business, results of operations and financial condition.
The impact of COVID-19 may adversely impact the global economy and our business.
The spread of the novel coronavirus (hereinafter referred to as COVID-19), which was declared a pandemic by the World Health Organization on March 11, 2020, has had and continues to have a significant negative impact on the global economy and has caused significant volatility in the financial markets, the severity and duration of which remains uncertain and will depend on future developments including, among others, new information which may emerge concerning the severity of the virus, any resurgence of the virus, the actions to contain or treat its impact, and the length of time that the pandemic continues and whether subsequent waves of the infection happen including as a result of vaccination rates among the population, the effectiveness of COVID-19 vaccines and the response by governmental bodies and regulators. Accordingly, an estimate of the impact cannot be made at this time.
COVID-19 has introduced uncertainty in a number of areas of our business, including operational, commercial, administrative and financial activities. We are focused on maintaining our efficient operations and, above all, the health and safety of our seafarers and shore-based employees. Because of port restrictions and various quarantine measures, we continue to experience challenges with crew changes on our operating vessels and crewing of our newbuildings prior to delivery from the relevant shipyard. In light of these challenges our crew have had to and may in the future have to stay on board for longer periods and increased costs may occur in conjunction with crew changes on our operating vessels and crewing of our newbuildings. The uncertainty in global capital and bank credit markets has also affected access and cost of new financing. We are unable to reasonably predict the estimated length or severity of the COVID-19 pandemic on our future operating results.

USE OF PROCEEDS
We intend to use the net proceeds from the sale of securities as set forth in the applicable prospectus supplement. We will not receive any proceeds from sales by the Selling Shareholder.

CAPITALIZATION
Updated information about our capitalization will be included in applicable future prospectus supplements.
 The following table sets forth our capitalization as September 30, 2021:

(USD million)	Actual
Current borrowings	$177.6
Non- current borrowings	$862.8

Total Debt	$1,040.40

Equity
Share Capital
Common Shares	$0.8
Share premium	$158.9
Treasury Shares	$(4.2)
Hedging reserves	$(12.5)
Translation reserves	$0.2
Retained Profit	$906.8
Total Equity	$1,050
Total Capitalization	$2,090.40

There have been no significant adjustments to our capitalization since September 30, 2021. The above table should be read in conjunction with "Item 5. Operating and Financial Review and Prospects" and the consolidated financial statements and related notes included in the 2020 Annual Report as well as the unaudited interim condensed consolidated financial statements and related notes for the three and nine months ended September 30, 2021 that are included in the Form 6-K filed with the SEC on November 10, 2021.  If necessary, updated information on our capitalization will be included in a prospectus supplement or in an exhibit to a current report on Form 6-K that is incorporated herein by reference.

PLAN OF DISTRIBUTION
We may sell or distribute the securities included in this prospectus and the Selling Shareholder may sell our common shares through underwriters, through agents, to dealers, in private transactions, at market prices prevailing at the time of sale, at prices related to the prevailing market prices, or at negotiated prices.
In addition, we may sell some or all of our securities, and the Selling Shareholder may sell our common shares included in this prospectus through:
•	a block trade in which a broker-dealer may resell a portion of the block, as principal, in order to facilitate the transaction;
•	purchases by a broker-dealer, as principal, and resale by the broker-dealer for its account;
•	ordinary brokerage transactions and transactions in which a broker solicits purchasers; or
•
trading plans entered into by us or the Selling Shareholder pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended, or the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.

In addition, we or the Selling Shareholder may enter into options or other types of transactions that require us or them to deliver our securities to a broker-dealer, who will then resell or transfer the securities under this prospectus. We or any Selling Shareholder may enter into hedging transactions with respect to our securities. For example, we or any Selling Shareholder may enter into transactions involving short sales of our common shares by broker-dealers;
•	sell common shares short and deliver the shares to close out short positions;
•
enter into option or other types of transactions that require us or the Selling Shareholder to deliver common shares to a broker-dealer, who will then resell or transfer the common shares under this prospectus; or

•	loan or pledge the common shares to a broker-dealer, who may sell the loaned shares or, in the event of default, sell the pledged shares.
We or any Selling Shareholder may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or any Selling Shareholder or borrowed from us, any Selling Shareholder or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us or any Selling Shareholder in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and, if not identified in this prospectus, will be identified in the applicable prospectus supplement (or a post-effective amendment). In addition, we or any Selling Shareholder may otherwise loan or pledge securities to a financial institution or other third party that in turn may sell the securities short using this prospectus. Such financial institution or other third party may transfer its economic short position to investors in our securities or in connection with a concurrent offering of other securities.
The Selling Shareholder and any broker-dealers or other persons acting on our behalf that participate with us in the distribution of the securities may be deemed to be underwriters and any commissions received or profit realized by them on the resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. As of the date of this prospectus, we are not a party to any agreement, arrangement or understanding between any broker or dealer and us with respect to the offer or sale of the securities pursuant to this prospectus.

At the time that any particular offering of securities is made, to the extent required by the Securities Act, a prospectus supplement will be distributed, setting forth the terms of the offering, including the aggregate number of securities being offered, the purchase price of the securities, the initial offering price of the securities, the names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from us and any discounts, commissions or concessions allowed or reallowed or paid to dealers. Furthermore, we, our executive officers, our directors and the Selling Shareholder may agree, subject to certain exemptions, that for a certain period from the date of the prospectus supplement under which the securities are offered, we and they will not, without the prior written consent of an underwriter, offer, sell, contract to sell, pledge or otherwise dispose of any of our common shares or any securities convertible into or exchangeable for common shares. However, an underwriter, in its sole discretion, may release any of the securities subject to these lock-up agreements at any time without notice. We expect an underwriter to exclude from these lock-up agreements securities exercised and/or sold pursuant to trading plans entered into by us or the Selling Shareholder pursuant to Rule 10b5-1 under the Exchange Act, that are in place at the time of an offering pursuant to this prospectus and any applicable prospectus supplement hereto that provide for periodic sales of our securities on the basis of parameters described in such trading plans.
Underwriters or agents could make sales in privately negotiated transactions and/or any other method permitted by law, including sales deemed to be an at-the-market offering as defined in Rule 415 promulgated under the Securities Act, which includes sales made directly on or through the Nasdaq Capital Market, the existing trading market for our shares of common stock, or sales made to or through a market maker other than on an exchange.
We will bear costs relating to all of the securities offered and sold by us under this registration statement.
If more than five percent (5%) of the net proceeds of any offering of common shares made under this prospectus will be received by a Financial Industry Regulatory Authority, or FINRA, member participating in the offering or affiliates or associated persons of such a FINRA member, the offering will be conducted in accordance with FINRA Rule 5121.

SELLING SHAREHOLDER
Based solely upon information furnished to us by the Selling Shareholder, the following table sets forth information with respect to the beneficial ownership of our Class A common shares held as of the date of this prospectus by the Selling Shareholder. The Selling Shareholder is offering an aggregate of up to 53,812,988 of our Class A common shares, which were acquired in private transactions. The Selling Shareholder may sell some, all or none of its shares covered by this prospectus.
Selling Shareholder	Common Shares Owned Prior to the Offering	Percentage of Class Prior to the Offering (1)	Total Common Shares Offered Hereby	Percentage of the Class Following the Offering (2)
Njord Luxco(3) (4)	53,812,988	66.67%	53,812,988	0%

(1)	Based on 80,720,404 Class A common shares outstanding as of the date of this prospectus (excluding treasury shares). The total common shares offered excludes the one C-share.
(2)	Assumes that the Selling Shareholder sells all of the common shares offered hereby.
(3)
The business address of Njord Luxco is OCM Njord Holdings S.a r.l, 26A, Boulevard Royal L-2449, Luxembourg, Luxembourg. The majority shareholder of Njord Holdings is OCM Luxembourg OPPS IX Sarl.  The majority shareholder of OCM Luxembourg OPPS IX Sarl is Oaktree Opportunities Fund IX, L.P.  The general partner of Oaktree Opportunities Fund IX, L.P. is Oaktree Opportunities Fund IX GP, L.P.  The sole director of Oaktree Opportunities Fund IX GP, L.P. is Oaktree Opportunities Fund IX GP, Ltd.  The sole director of Oaktree Opportunities Fund IX GP, Ltd. is Oaktree Capital Management, L.P.  The general partner of Oaktree Capital Management, L.P. is Oaktree Capital Management GP, LLC.  The general partner of Oaktree Capital Management GP, LLC is Atlas OCM Holdings, LLC. The names of each of the directors and executive officers of Atlas OCM Holdings, LLC are Howard S. Marks, Bruce A. Karsh, Jay S. Wintrob, John B. Frank and Sheldon M. Stone who, by virtue of their membership interests in Oaktree Capital Group, LLC and Atlas OCM Holdings, LLC may be deemed to share voting and dispositive power with respect to the shares of TORM plc held by Njord Holdings.  The address for all of the entities and individuals identified above is c/o Oaktree Capital Management, L.P., 333 S. Grand Avenue, 28th Floor, Los Angeles, California 90071.

DESCRIPTION OF SHARE CAPITAL
The following is a summary of the description of our share capital.  Because the following is a summary, it does not contain all information that you may find useful. For more complete information, you should read our Memorandum and Articles of Association, which were filed as Exhibit 1.1 to our Annual Report on Form 20-F for the year ended December 31, 2020, initially filed with the SEC on March 1, 2021 and thereafter amended. Please see the section of this prospectus entitled "Where You Can Find Additional Information."
Share Capital
Issued and Authorized Capitalization
As of the date of this prospectus, our share capital consists of 81,213,775 Class A common shares, par value $0.01 per share, including 493,371 treasury shares, one Class B share, par value $0.01 per share and one Class C share, par value $0.01 per share.
At the Company's 2016 Annual General Meeting of Shareholders, the Board of Directors was granted certain authorizations to increase our issued share capital, both with and without pre-emption rights to the existing shareholders. The Board of Directors sought renewal of this existing authority (other than the authority to allot Class A common shares in relation to the Exchange Offer) at the 2020 Annual General Meeting of Shareholders and these resolutions were approved. For a description of the share authorities granted to our Board of Directors, reference is made to "Director's Report—Share Capital" on pages 99-102 of our 2020 Annual Report.

Furthermore, the Board of Directors received authorization at the 2020 Annual General Meeting of Shareholders to make market purchases up to a maximum of 7,476,065 A-shares within a certain price range.  We have repurchased 180,500 A-shares in the period from January 1, 2020 to December 31, 2020, leaving a current authority to purchase up to 7,295,565 A-shares or approximately ten percent (9%) of our share capital excluding treasury shares.

Our Shares
Class A common shares. Each outstanding Class A common share, par value $0.01 per share, has, (i) on a poll, one (1) vote on all matters at the general meeting (other than the election or removal of the B-director), (ii) pre-emption rights upon any new issue of equity securities (including Class A common shares) for cash (unless otherwise provided by the United Kingdom Companies Act 2006, or our Articles of Association or as disapplied by the relevant shareholders' resolution), and (iii) the right to receive dividends, as well as liquidation proceeds and other distributions, that we may declare from time to time. The Class A common shares are not redeemable, either in full or in part.
Class B share. The one outstanding Class B share, par value $0.01, is held by a trustee on behalf of our minority shareholders (the Class A common shareholders other than Oaktree or its affiliates) pursuant to the terms of a minority trust deed. The Class B share has (i) one vote at our general meetings, (ii) no pre-emptive subscription rights in relation to any issue of new shares of other classes and (iii) effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The holder of the Class B share has the right to elect one member to our Board of Directors (the Deputy Chairman) as well as appoint one Board Observer. Mr. David Weinstein serves as the Class B share elected director and Mr. Jeffrey Stein is the appointed Board Observer. The Class B share may not be transferred or pledged, except for a transfer to a replacement trustee or a redemption by us. The Class B share is required to be redeemed when the Class C share is redeemed. The trustee is required to exercise its rights as holder of the Class B share at the direction of such minority shareholders. Such minority shareholders are able to direct the trustee as the holder of the Class B share by responding to a directions request distributed to such minority shareholders in accordance with the terms of the minority trust deed.
Class C share. The one outstanding Class C share, par value $0.01, is held by Oaktree. The holder of the Class C share has 350,000,000 votes at our general meetings on specified matters, described below. Based on Oaktree's share ownership as of the date of this prospectus of 53,812,988 Class A common shares and the C share, Oaktree has 403,812,988 votes.
The Class C share votes may only be cast on resolutions in respect of the appointment or removal of directors (excluding the Deputy Chairman) and certain amendments to the Articles of Association proposed by the Board of Directors. The Class C share votes may not be cast on resolutions in respect of any amendments to certain reserved matters, as specified in our Articles of Association, (unless those reserved matters also constitute changes to our Articles of Association on which the Class C share is entitled to vote), pre-emptive rights of shareholders, rights attached to the Class B share and other minority protection rights provisions contained in our Articles of Association.

The Class C share has no pre-emption rights in relation to any issue of new shares of other classes and effectively carries no right to receive dividends, liquidation proceeds or other distributions from us. The Class C share may not be transferred or pledged, except to an affiliate of Oaktree or pursuant to redemption by us. The Class C share will be automatically redeemed when Oaktree and its affiliates cease to beneficially own at least one third of our issued Class A common shares. The voting rights attached to the Class C share have the practical effect of allowing Oaktree to control the Board of Directors of TORM plc and to make amendments to the Articles of Association proposed by the Board of Directors, other than amendments to the minority protections, even when Oaktree holds only a third of the issued Class A common shares, the votes cast by Oaktree would represent approximately 87% of the votes that may be cast on resolutions on which the Class C share may vote.
The reserved matters set forth in our Articles of Association require either the approval of a majority of our Board including our Chairman and Deputy Chairman or the approval of a resolution approved by at least 70% or 86% of the votes capable of being cast. Please see "Memorandum and Articles of Association," below.
Our Share History
As of December 31, 2019, TORM plc's total share capital was $747,482.50 consisting of 74,748,248 Class A common shares, par value $0.01 per share, one Class B share and one Class C share both of par value $0.01 per share.
During 2020, TORM plc increased its share capital by 107,681 Class A common shares as a result of a corresponding number of Restricted Share Units being exercised. Following this, as of December 31, 2020, TORM plc's total share capital was $748,559.31 with 74,855,929 Class A common shares, one Class B share and one Class C share. During 2020 TORM plc repurchased 180,500 Class A common shares and as of December 31, 2020, TORM plc holds 493,371 as treasury shares.
As of December 31, 2020, TORM plc had approximately 10,800 registered shareholders representing approximately 94% of the share capital. In 2020, TORM plc was subject to United Kingdom Disclosure Guidance and Transparency Rules under which shareholders have a 3% ownership notification requirement. However, from January 1, 2021, in connection with the United Kingdom's withdrawal from the European Union, TORM plc changed its home member state in relation to the EU's Prospectus Regulation and Transparency Directive to Denmark. As a consequence, TORM plc's shareholders now have ownership notification requirements when crossing thresholds of 5%, 10%, 15%, 20%, 25%, 33.3% 50%, 66.6% and 90% ownership share of the voting rights or nominal value of the total share capital. Based on notifications received during 2020 and 2021, to date, OCM Njord Holdings S.à r.l. (Oaktree) is the only shareholder with more than 5% of the share capital holding 66.67% of the share capital.
As of December 31, 2020, TORM plc's treasury shares represented approximately 0.6% of the total share capital. The Class C share is held by Oaktree, and the Class B share is held by the minority trustee, FM Trustees Limited, on behalf of TORM plc's non-Oaktree shareholders. The Class B share and the Class C share have certain voting rights.  At the end of 2020, the members of the Board of Directors held a total of 297,135 shares, equivalent to a total market capitalization of DKK 13,371,075 or $2,109,659. The Board of Directors and certain employees are limited to trading shares during a four-week period after the publication of TORM plc's financial report.
Through 2021 to as of the date of this prospectus, TORM plc has increased in its share capital by a total of 389,936 Class A common shares as a result of the exercise of a corresponding number of Restricted Share Units. The capital increase was carried out without any pre-emption rights for existing shareholders or others. The new shares were subscribed for in cash.
Between April 2021 and July 2021, in connection with the acquisition of eight 2007-2012 built MR product tanker vessels from TEAM Tankers Deep Sea Ltd, TORM plc increased its share capital by 5,967,913 Class A common shares as a result of the delivery of such vessels.

Restricted Share Units
In accordance with TORM plc's Remuneration Policy, the Board of Directors has, as part of the Long-Term Incentive Program (LTIP), granted certain employees Restricted Share Units (RSUs) in the form of restricted stock options. The RSUs aim at retaining and incentivizing the employees to seek to improve the performance of TORM plc and thereby the TORM plc share price for the mutual benefit of themselves and the shareholders of TORM plc. Each RSU granted under the LTIP entitles its holder to acquire one Class A common share, subject to vesting.
On March 18, 2021, TORM plc announced that the Company's Board of Directors has determined to grant Restricted Share Units (to certain employees, in accordance with the Company's Renumeration Policy.  The RSUs aim at incentivizing the Participants to seek to improve the performance of TORM plc and thereby the TORM plc share price for the mutual benefit of themselves and the shareholders of TORM plc.  The Participants will for the year 2021 be granted a total of 1,099,919 RSUs and, subject to vesting, each RSU entitles the holder to acquire one TORM plc A-share. The RSUs will vest over a three-year period, with one third of the grant amount vesting at each anniversary during the three-year period starting on January 1, 2022. The exercise price for each TORM plc A-share is DKK 53.5, corresponding to the average of 90 calendar days preceding the publication of TORM plc's 2020 Annual Report plus a 15% premium. Vested RSUs may be exercised for a period of 360 days from each vesting date. In addition to the RSUs granted to the Participants, Executive Director Jacob Meldgaard has been granted a total of 255,200 RSUs on similar terms as outlined above. Holders of the RSUs will have no rights as a shareholder with respect to such RSUs until such time as the RSUs vest and are exercised and TORM plc A-shares are issued. The RSUs include certain adjustment and acceleration provisions, exercise conditions and other terms customary for restricted stock option programs of this nature. The theoretical market value of the RSU allocation is calculated at USD $3.0 million based on the Black-Scholes model.
Transfer Agent
The transfer Agent is Computershare Inc, Dept CH 19228, Palatine, IL 60055, USA.
Listing
Our Class A common shares are listed on Nasdaq Copenhagen under the symbol "TRMD A" and on Nasdaq New York under the symbol "TRMD".
Memorandum and Articles of Association
The description of our Memorandum and Articles of Association is incorporated herein by reference to our Annual Report on Form 20-F for the year ended December 31, 2020, initially filed with the SEC on March 1, 2021 and thereafter amended, as updated by annual and other reports and documents we file with the SEC after the date of this prospectus and which are incorporated by reference herein, together with our Memorandum and Articles of Association, a copy of which were filed as Exhibit 1.1 thereto, save that, within the description of our Memorandum and Articles of Association (i) the reference to the year 2021 in the first “Pre-emptive Rights” summary is replaced by a reference to the year 2025 (ii) the reference to article 131 under the “Reserved Matters” summary is replaced by a reference to article 137 and (iii) the second paragraph of the left hand column in the “Dissenters’ Rights of Appraisal” summary commencing with the words “In the event that we merge with another EU company” is deleted in its entirety. Please see the section of this prospectus entitled "Where You Can Find Additional Information."

DESCRIPTION OF DEBT SECURITIES
We may offer and issue debt securities from time to time in one or more series, under one or more indentures, each dated as of a date on or prior to the issuance of the debt securities to which it relates, and pursuant to an applicable prospectus supplement.  We may issue senior debt securities and subordinated debt securities pursuant to separate indentures, a senior indenture and a subordinated indenture, respectively, in each case between us and the trustee named in the indenture.  We have filed forms of these documents as exhibits to the registration statement, of which this prospectus forms a part.  The senior indenture and the subordinated indenture, as amended or supplemented from time to time, are sometimes referred to individually as an "indenture" and collectively as the "indentures." Each indenture will be subject to and governed by the Trust Indenture Act and will be construed in accordance with and governed by the laws of the State of New York, without giving effect to any principles thereof relating to conflicts of law that would result in the application of the laws of any other jurisdiction, unless otherwise stated in the applicable prospectus supplement and indenture (or post-effective amendment hereto).  The aggregate principal amount of debt securities which may be issued under each indenture will contain the specific terms of any series of debt securities or provide that those terms must be set forth in or determined pursuant to, an authorizing resolution, as defined in the applicable prospectus supplement, and/or a supplemental indenture, if any, relating to such series.  Our debt securities may be convertible or exchangeable into any of our equity or other debt securities.
The following description sets forth certain general terms and provisions of the debt securities. The particular terms and provisions of the debt securities offered by any prospectus supplement, and the extent to which the general terms and provisions described below may apply to the offered debt securities, will be described in the applicable subsequent filings.  We refer to any applicable prospectus supplement, amendment to the registration statement of which this prospectus forms a part, and reports we file with the SEC under the Exchange Act as "subsequent filings."  The statements below are not complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the applicable indenture. The specific terms of any debt securities that we may offer, including any modifications of, or additions to, the general terms described below as well as any applicable material U.S. federal income tax considerations concerning the ownership of such debt securities will be described in the applicable prospectus supplement and indenture and, as applicable, supplemental indenture. Accordingly, for a complete description of the terms of a particular issue of debt securities, the general description of the debt securities set forth below should be read in conjunction with the applicable prospectus supplement and indenture, as amended or supplemented from time to time.
General
We expect that neither indenture will limit the amount of debt securities which may be issued.  The debt securities may be issued in one or more series.
You should read the applicable indenture and subsequent filings relating to the particular series of debt securities for the following terms of the offered debt securities:
•	the designation, aggregate principal amount and authorized denominations;
•	the issue price, expressed as a percentage of the aggregate principal amount;
•	the maturity date;
•	the interest rate per annum, if any;
•
if the debt securities provide for interest payments, the date from which interest will accrue, the dates on which interest will be payable, the date on which payment of interest will commence and the regular record dates for interest payment dates;

•	any optional or mandatory sinking fund provisions or exchangeability provisions;
•	the terms and conditions upon which conversion of any convertible debt securities may be effected, including the conversion price, the conversion period and other conversion provisions;
•	whether the debt securities will be our senior or subordinated securities;
•	whether the debt securities will be our secured or unsecured obligations;

•	the applicability and terms of any guarantees;
•
the date, if any, after which and the price or prices at which the debt securities may be optionally redeemed or must be mandatorily redeemed and any other terms and provisions of optional or mandatory redemptions;

•	if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the debt securities of the series will be issuable;
•	if other than the full principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration or provable in bankruptcy;
•	any events of default not set forth in this prospectus;
•	the currency or currencies, including composite currencies, in which principal, premium and interest will be payable, if other than the currency of the United States of America;
•
if principal, premium or interest is payable, at our election or at the election of any holder, in a currency other than that in which the debt securities of the series are stated to be payable, the period or periods within which, and the terms and conditions upon which, the election may be made;

•	whether interest will be payable in cash or additional securities at our or the holder's option and the terms and conditions upon which the election may be made;
•
if denominated in a currency or currencies other than the currency of the United States of America, the equivalent price in the currency of the United States of America for purposes of determining the voting rights of holders of those debt securities under the applicable indenture;

•
if the amount of payments of principal, premium or interest may be determined with reference to an index, formula or other method based on a coin or currency other than that in which the debt securities of the series are stated to be payable, the manner in which the amounts will be determined;

•	any restrictive covenants or other material terms relating to the debt securities;
•	whether the debt securities will be issued in the form of global securities or certificates in registered form;
•	any listing on any securities exchange or quotation system;
•	additional provisions, if any, related to defeasance and discharge of the debt securities; and
•	any other special features of the debt securities.
Subsequent filings may include additional terms not listed above.  Unless otherwise indicated in subsequent filings with the SEC relating to the indenture, principal, premium and interest will be payable and the debt securities will be transferable at the corporate trust office of the applicable trustee.  Unless other arrangements are made or set forth in subsequent filings or a supplemental indenture, principal, premium and interest will be paid by checks mailed to the registered holders at their registered addresses.
Unless otherwise indicated in subsequent filings with the SEC, the debt securities will be issued only in fully registered form without coupons, in denominations of $1,000 or any integral multiple thereof.  No service charge will be made for any transfer or exchange of the debt securities, but we may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with these debt securities.
Some or all of the debt securities may be issued as discounted debt securities, bearing no interest or interest at a rate which at the time of issuance is below market rates, to be sold at a substantial discount below the stated principal amount.  United States federal income tax consequences and other special considerations applicable to any discounted securities will be described in subsequent filings with the SEC relating to those securities.

Senior Debt Securities
We may issue senior debt securities, which may be secured or unsecured, under the senior debt indenture. The senior debt securities will rank on an equal basis with all our other senior debt except subordinated debt.  The senior debt securities will be effectively subordinated, however, to all of our secured debt to the extent of the value of the collateral securing such debt. We will disclose the amount of our debt in the prospectus supplement.
Subordinated Debt Securities
We may issue subordinated debt securities under a subordinated debt indenture.  Subordinated debt would rank subordinate and junior in right of payment, to the extent set forth in the subordinated debt indenture, to all our senior debt.
Covenants
Any series of debt securities may have covenants in addition to or differing from those included in the applicable indenture which will be described in subsequent filings prepared in connection with the offering of such securities, limiting or restricting, among other things:
•	our ability to incur either secured or unsecured debt, or both;
•	our ability to make certain payments, dividends, redemptions or repurchases;
•	our ability to create dividend and other payment restrictions affecting our subsidiaries;
•	our ability to make investments;
•	mergers and consolidations by us or our subsidiaries;
•	sales of assets by us;
•	our ability to enter into transactions with affiliates;
•	our ability to incur liens; and
•	sale and leaseback transactions.
Modification of the Indentures
We expect that each indenture and the rights of the respective holders may be modified by us only with the consent of holders of not less than a majority in aggregate principal amount of the outstanding debt securities of all series under the respective indenture affected by the modification, taken together as a class.  But we expect that no modification that:
(1)	changes the amount of securities whose holders must consent to an amendment, supplement or waiver;
(2)
reduces the rate of or changes the interest payment time on any security or alters its redemption provisions (other than any alteration to any such section which would not materially adversely affect the legal rights of any holder under the indenture) or the price at which we are required to offer to purchase the securities;

(3)	reduces the principal or changes the maturity of any security or reduces the amount of, or postpones the date fixed for, the payment of any sinking fund or analogous obligation;
(4)
waives a default or event of default in the payment of the principal of or interest, if any, on any security (except a rescission of acceleration of the securities of any series by the holders of at least a majority in principal amount of the outstanding securities of that series and a waiver of the payment default that resulted from such acceleration);

(5)	makes the principal of or interest, if any, on any security payable in any currency other than that stated in the security;
(6)
makes any change with respect to holders' rights to receive principal and interest, the terms pursuant to which defaults can be waived, certain modifications affecting shareholders or certain currency-related issues; or

(7)	waives a redemption payment with respect to any security or changes any of the provisions with respect to the redemption of any securities;
will be effective against any holder without his consent.  Other terms as specified in subsequent filings may be modified without the consent of the holders.
Events of Default
We expect that each indenture will define an event of default for the debt securities of any series as being any one of the following events:
•	default in any payment of interest when due which continues for 30 days;
•	default in any payment of principal or premium at maturity;
•	default in the deposit of any sinking fund payment when due;
•	default in the performance of any covenant in the debt securities or the applicable indenture which continues for 60 days after we receive notice of the default;
•
default under a bond, debenture, note or other evidence of indebtedness for borrowed money by us or our subsidiaries (to the extent we are directly responsible or liable therefor) having a principal amount in excess of a minimum amount set forth in the applicable subsequent filings, whether such indebtedness now exists or is hereafter created, which default shall have resulted in such indebtedness becoming or being declared due and payable prior to the date on which it would otherwise have become due and payable, without such acceleration having been rescinded or annulled or cured within 30 days after we receive notice of the default; and

•	events of bankruptcy, insolvency or reorganization.
An event of default of one series of debt securities will not necessarily constitute an event of default with respect to any other series of debt securities.
There may be such other or different events of default as described in an applicable subsequent filing with respect to any class or series of debt securities.
We expect that under each indenture, in case an event of default occurs and continues for the debt securities of any series, the applicable trustee or the holders of not less than 25% in aggregate principal amount of the debt securities then outstanding of that series may declare the principal and accrued but unpaid interest of the debt securities of that series to be due and payable.  Further, any event of default for the debt securities of any series which has been cured is expected to be permitted to be waived by the holders of a majority in aggregate principal amount of the debt securities of that series then outstanding.
We expect that each indenture will require us to file annually after debt securities are issued under that indenture with the applicable trustee a written statement signed by two of our officers as to the absence of material defaults under the terms of that indenture.  We also expect that each indenture will provide that the applicable trustee may withhold notice to the holders of any default if it considers it in the interest of the holders to do so, except notice of a default in payment of principal, premium or interest.
Subject to the duties of the trustee in case an event of default occurs and continues, we expect that each indenture will provide that the trustee is under no obligation to exercise any of its rights or powers under that indenture at the request, order or direction of holders unless the holders have offered to the trustee reasonable indemnity.  Subject to these provisions for indemnification and the rights of the trustee, each indenture is expected to provide that the holders of a majority in principal amount of the debt securities of any series then outstanding have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee as long as the exercise of that right does not conflict with any law or the indenture.

Defeasance and Discharge
The terms of each indenture are expected to provide us with the option to be discharged from any and all obligations in respect of the debt securities issued thereunder upon the deposit with the trustee, in trust, of money or U.S. government obligations, or both, which through the payment of interest and principal in accordance with their terms will provide money in an amount sufficient to pay any installment of principal, premium and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of the payments in accordance with the terms of the debt securities and the indenture governing the debt securities.  We expect that this right may only be exercised if, among other things, we have received from, or there has been published by, the United States Internal Revenue Service a ruling to the effect that such a discharge will not be deemed, or result in, a taxable event with respect to holders.  This discharge would not apply to our obligations to register the transfer or exchange of debt securities, to replace stolen, lost or mutilated debt securities, to maintain paying agencies and hold moneys for payment in trust.
Defeasance of Certain Covenants
We expect that the terms of the debt securities provide us with the right not to comply with specified covenants and that specified events of default described in a subsequent filing will not apply provided we deposit with the trustee money or U.S. government obligations, or both, which through the payment of interest and principal will provide money in an amount sufficient to pay any installment of principal, premium, and interest on, and any mandatory sinking fund payments in respect of, the debt securities on the stated maturity of such payments in accordance with the terms of the debt securities and the indenture governing such debt securities. We expect that to exercise this right, we will also be required to deliver to the trustee an opinion of counsel to the effect that the deposit and related covenant defeasance should not cause the holders of such series to recognize income, gain or loss for federal income tax purposes.
We refer you to applicable subsequent filings with respect to any deletions or additions or modifications from the description contained in this prospectus.
Form of Debt Securities
Each debt security will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. Both certificated securities in definitive form and global securities may be issued either in registered form, where our obligation runs to the holder of the security named on the face of the security, or in bearer form, where our obligation runs to the bearer of the security.
Definitive securities name you or your nominee as the owner of the security, other than definitive bearer securities, which name the bearer as owner, and in order to transfer or exchange these securities or to receive payments other than interest or other interim payments, you or your nominee must physically deliver the securities to the trustee, registrar, paying agent or other agent, as applicable.
Global securities name a depositary or its nominee as the owner of the debt securities represented by these global securities, other than global bearer securities, which name the bearer as owner. The depositary maintains a computerized system that will reflect each investor's beneficial ownership of the securities through an account maintained by the investor with its broker/dealer, bank, trust company or other representative, as we explain more fully below.
Global Securities
We may issue the debt securities in the form of one or more fully registered global securities that will be deposited with a depositary or its nominee identified in the applicable prospectus supplement and registered in the name of that depositary or nominee. In those cases, one or more registered global securities will be issued in a denomination or aggregate denominations equal to the portion of the aggregate principal or face amount of the securities to be represented by registered global securities. Unless and until it is exchanged in whole for securities in definitive registered form, a registered global security may not be transferred except as a whole by and among the depositary for the registered global security, the nominees of the depositary or any successors of the depositary or those nominees. If not described below, any specific terms of the depositary arrangement with respect to any debt securities to be represented by a registered global security will be described in the prospectus supplement relating to those debt securities. We anticipate that the following provisions will apply to all depositary arrangements:

Ownership of beneficial interests in a registered global security will be limited to persons, called participants, that have accounts with the depositary or persons that may hold interests through participants. Upon the issuance of a registered global security, the depositary will credit, on its book-entry registration and transfer system, the participants' accounts with the respective principal or face amounts of the securities beneficially owned by the participants. Any dealers, underwriters or selling agents participating in the distribution of the securities will designate the accounts to be credited. Ownership of beneficial interests in a registered global security will be shown on, and the transfer of ownership interests will be effected only through, records maintained by the depositary, with respect to interests of participants, and on the records of participants, with respect to interests of persons holding through participants. The laws of some jurisdictions may require that some purchasers of securities take physical delivery of these securities in definitive form. These laws may impair your ability to own, transfer or pledge beneficial interests in registered global securities. So long as the depositary, or its nominee, is the registered owner of a registered global security, that depositary or its nominee, as the case may be, will be considered the sole owner or holder of the securities represented by the registered global security for all purposes under the indenture.
Except as described below, owners of beneficial interests in a registered global security will not be entitled to have the securities represented by the registered global security registered in their names, will not receive or be entitled to receive physical delivery of the securities in definitive form and will not be considered the owners or holders of the securities under the indenture. Accordingly, each person owning a beneficial interest in a registered global security must rely on the procedures of the depositary for that registered global security and, if that person is not a participant, on the procedures of the participant through which the person owns its interest in that registered global security, to exercise any rights of a holder under the indenture. We understand that under existing industry practices, if we request any action of holders of a registered global security or if an owner of a beneficial interest in a registered global security desires to give or take any action that a holder is entitled to give or take under the indenture, the depositary for the registered global security would authorize the participants holding the relevant beneficial interests to give or take that action, and the participants would authorize beneficial owners owning through them to give or take that action or would otherwise act upon the instructions of beneficial owners holding through them.
Principal, premium, if any, and interest payments on debt securities represented by a registered global security registered in the name of a depositary or its nominee will be made to the depositary or its nominee, as the case may be, as the registered owner of the registered global security. None of us, the trustee or any other agent of us or agent of the trustee will have any responsibility or liability to owners of beneficial interests for any aspect of the records relating to payments made on account of beneficial ownership interests in the registered global security or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests. We expect that the depositary for any of the securities represented by a registered global security, upon receipt of any payment of principal, premium, interest or other distribution of underlying securities or other property to holders on that registered global security, will immediately credit participants' accounts in amounts proportionate to their respective beneficial interests in that registered global security as shown on the records of the depositary. We also expect that payments by participants to owners of beneficial interests in a registered global security held through participants will be governed by standing customer instructions and customary practices, as is now the case with the securities held for the accounts of customers in bearer form or registered in "street name," and will be the responsibility of those participants.
We expect that the indenture will provide that if the depositary for any of these securities represented by a registered global security is at any time unwilling or unable to continue as depositary or ceases to be a clearing agency registered under the Exchange Act, and a successor depositary registered as a clearing agency under the Exchange Act is not appointed by us within 90 days, we will be required to issue securities in definitive form in exchange for the registered global security that had been held by the depositary. In addition, the indenture is expected to allow us to decide, at any time and in our sole discretion, to not have any of the securities represented by one or more registered global securities. If we make that decision, we will issue securities in definitive form in exchange for all of the registered global security or securities representing those securities. Any securities issued in definitive form in exchange for a registered global security will be registered in the name or names that the depositary gives to the relevant trustee or other relevant agent of ours or theirs. It is expected that the depositary's instructions will be based upon directions received by the depositary from participants with respect to ownership of beneficial interests in the registered global security that had been held by the depositary.
If we issue registered global securities, we expect that the Depository Trust Company, or DTC, will act as depository and the securities will be registered in the name of Cede & Co., as DTC's nominee.

DESCRIPTION OF WARRANTS
We may issue warrants to purchase any of our debt or equity securities. Warrants may be issued independently or together with any other securities and may be attached to, or separate from, such securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a warrant agent. The terms of any warrants to be issued and a description of the material provisions of the applicable warrant agreement will be set forth in the applicable prospectus supplement. We expect that such terms will include, among others:
•	the title of such warrants;
•	the aggregate number of such warrants;
•	the price or prices at which such warrants will be issued;
•	the number and type of our securities purchasable upon exercise of such warrants;
•	the price at which, and the currency or currencies in which, the securities or other rights purchasable upon exercise of such warrants may be purchased;
•	the date on which the right to exercise such warrants shall commence and the date on which such right shall expire;
•	if applicable, the minimum or maximum amount of such warrants which may be exercised at any one time;
•	if applicable, the designation and terms of the securities with which such warrants are issued and the number of such warrants issued with each such security;
•	if applicable, the date on and after which such warrants and the related securities will be separately transferable;
•	information with respect to book-entry procedures, if any;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	any other terms of such warrants, including terms, procedures and limitations relating to the exchange and exercise of such warrants.

DESCRIPTION OF PURCHASE CONTRACTS
We may issue purchase contracts for the purchase or sale of any of our debt or equity securities issued by us.
Each purchase contract will entitle the holder thereof to purchase or sell, and obligate us to sell or purchase, on specified dates, such securities or currencies at a specified purchase price, which may be based on a formula, all as set forth in the applicable prospectus supplement. We may, however, satisfy our obligations, if any, with respect to any purchase contract by delivering the cash value of such purchase contract or the cash value of the property otherwise deliverable or, in the case of purchase contracts on underlying currencies, by delivering the underlying currencies, as set forth in the applicable prospectus supplement. The applicable prospectus supplement will also specify the methods by which the holders may purchase or sell such securities or currencies and any acceleration, cancellation or termination provisions, provisions relating to U.S. federal income tax considerations, if any, or other provisions relating to the settlement of a purchase contract.
The purchase contracts may require us to make periodic payments to the holders thereof or vice versa, which payments may be deferred to the extent set forth in the applicable prospectus supplement, and those payments may be unsecured or pre-funded on some basis. The purchase contracts may require the holders thereof to secure their obligations in a specified manner to be described in the applicable prospectus supplement. Alternatively, purchase contracts may require holders to satisfy their obligations thereunder when the purchase contracts are issued. Our obligation to settle such pre-paid purchase contracts on the relevant settlement date may constitute indebtedness. Accordingly, pre-paid purchase contracts will be issued under either a senior indenture or subordinated indenture.

DESCRIPTION OF RIGHTS
We may issue rights to purchase our equity securities. These rights may be issued independently or together with any other security offered by this prospectus and may or may not be transferable by the stockholder receiving the rights in the rights offering. In connection with any rights offering, we may enter into a standby underwriting agreement with one or more underwriters pursuant to which the underwriter will purchase any securities that remain unsubscribed for upon completion of the rights offering.
The applicable prospectus supplement relating to any rights will describe the terms of the offered rights, including, where applicable, the following:
•	the exercise price for the rights;
•	the number of rights issued to each stockholder;
•	the extent to which the rights are transferable;
•	any other terms of the rights, including terms, procedures and limitations relating to the exchange and exercise of the rights;
•	the date on which the right to exercise the rights will commence and the date on which the right will expire;
•	the amount of rights outstanding;
•	the extent to which the rights include an over-subscription privilege with respect to unsubscribed securities; and
•	the material terms of any standby underwriting arrangement entered into by us in connection with the rights offering.
The description in the applicable prospectus supplement of any rights we offer will not necessarily be complete and will be qualified in its entirety by reference to the applicable rights certificate or rights agreement, which will be filed with the SEC if we offer rights. For more information on how you can obtain copies of any rights certificate or rights agreement if we offer rights, see "Where You Can Find Additional Information" of this prospectus. We urge you to read the applicable rights certificate, the applicable rights agreement and any applicable prospectus supplement in their entirety.

DESCRIPTION OF UNITS
As specified in the applicable prospectus supplement, we may issue units consisting of one or more of our rights, purchase contracts, warrants, debt securities, preferred shares, common shares or any combination of such securities. The applicable prospectus supplement will describe the terms of the offered units.  We expect that such terms will include, among others:
•
the terms of the units and of the rights, purchase contracts, warrants, debt securities, preferred shares and common shares comprising the units, including whether and under what circumstances the securities comprising the units may be traded separately;

•	a description of the terms of any unit agreement governing the units;
•	if applicable, a discussion of any material U.S. federal income tax considerations; and
•	a description of the provisions for the payment, settlement, transfer or exchange or the units.

TAX CONSIDERATIONS
United States Federal Income Tax Considerations
The following is a discussion of the material United States federal income tax considerations that may be relevant to prospective investors in the securities offered hereunder and, unless otherwise noted in the discussion, is the opinion of Seward & Kissel, LLP, our United States counsel, insofar as it contains legal conclusions with respect to matters of United States federal income tax law.  The opinion of our counsel is dependent on the accuracy of factual representations made by us to them, including descriptions of our operations contained herein.
This discussion does not purport to deal with the tax consequences of owning the securities offered under this prospectus relevant to all categories of investors, some of which, such as banks, insurance companies, real estate investment trusts, regulated investment companies, grantor trusts, tax-exempt organizations, dealers in securities or currencies, traders in securities that elect the mark-to-market method of accounting for their securities, investors whose functional currency is not the U.S. dollar, investors that are or own the offered securities through partnerships or other pass-through entities, investors that own, actually or under applicable constructive ownership rules, 10% or more of our equity, persons that will hold the offered securities as part of a hedging transaction, "straddle" or "conversion transaction," persons who are deemed to sell the offered securities under constructive sale rules, persons required to recognize income for U.S. federal income tax purposes no later than the taxable year in which such income is included on an "applicable financial statement" and persons who are liable for the alternative minimum tax may be subject to special rules. The following discussion of United States federal income tax matters is based on the U.S. Internal Revenue Code of 1986, as amended, or the Code, judicial decisions, administrative pronouncements, and existing and proposed regulations issued by the United States Department of the Treasury, or the Treasury Regulations, all as in effect or in existence on the date of this prospectus, and all of which are subject to change, possibly with retroactive effect. This discussion does not address any aspect of state, local, or any U.S. federal tax considerations other than income taxation, such as estate or gift taxation or unearned income Medicare contribution taxation. This discussion deals only with holders who purchase securities in connection with this offering and hold such securities as a capital asset. The discussion below is based, in part, on the description of our business as described in this prospectus and assumes that we conduct our business as described in this prospectus. Unless otherwise noted, references in the following discussion to the "Company," "we," "our," and "us" are to TORM plc and its subsidiaries on a consolidated basis.
United States Federal Income Taxation of the Company
Taxation of Operating Income: In General
We anticipate that substantially all of our gross income will be derived from the use and operation of vessels in international commerce, and that this income will principally consist of freights from the transportation of cargoes, hire or lease income from voyage or time charters and the performance of services directly related thereto, which we refer to as "shipping income". Unless exempt from U.S. federal income taxation under Section 883 of the Code, under Article 8 of the U.S.-United Kingdom Income Tax Treaty or under Article 8 of the U.S.-Denmark Income Tax Treaty, we will be subject to U.S. federal income taxation, in the manner discussed below, to the extent our shipping income is considered for U.S. federal income tax purposes to be derived from sources within the United States.
Shipping income that is attributable to transportation that begins or ends, but that does not both begin and end, in the United States will be considered for U.S. federal income tax purposes to be 50% derived from sources within the United States. Shipping income attributable to transportation that both begins and ends in the United States will be considered to be 100% derived from sources within the United States. We are not permitted by law to engage in transportation that gives rise to 100% U.S. source shipping income.
Shipping income attributable to transportation exclusively between non-U.S. ports will be considered to be 100% derived from sources outside the United States. Shipping income derived from sources outside the United States will not be subject to any U.S. federal income tax.
We do not believe that we or our subsidiaries will qualify for exemption from tax under Section 883, although we and our subsidiaries may qualify in the future if there is a change in our capital structure. See below for a discussion of the requirements for qualification under Section 883.

We and/or one or more of our subsidiaries (collectively referred to as "we" for purposes of this paragraph) may qualify for exemption from tax under the terms of the U.S.-UK Income Tax Treaty or U.S.-Denmark Income Tax Treaty. Whether we so qualify depends, among other things, on whether we satisfy the Limitation on Benefits article of the applicable U.S. income tax treaty. In particular, we would generally satisfy the Limitation on Benefits article if we can establish that we are engaged in the active conduct of a trade or business in the United Kingdom or Denmark, whichever is applicable, our U.S. source shipping income is derived in connection with, or is incidental to, such trade or business, and such trade or business activity in the applicable treaty jurisdiction is substantial in relation to our trade or business activity in the United States. Additionally, we may also be able to satisfy the Limitation on Benefits article of the U.S.-Denmark Income Tax Treaty if we can establish that our principal class of shares is regularly traded on a recognized stock exchange, such as Nasdaq Copenhagen. For this purpose, our Class A common shares would generally be considered our primary class of shares if the Class A common shares represents more than 50% of the voting power and value of the company. Additionally for this purpose, our Class A common shares would be treated as regularly traded if the Class A common shares are traded in more than de minimis quantities each quarter and the aggregate number of Class A common shares traded during the prior taxable year are at least 6% of the average number of Class A common shares during such prior taxable year. Given the legal and factual uncertainties in making the foregoing determination, there can be no assurance that we will qualify for exemption from tax under a U.S. income tax treaty, or that the IRS or a court of law will agree with our determination in this regard.
Exemption Under Section 883 of the Code
Under Section 883 of the Code and the Treasury Regulations promulgated thereunder, or "Section 883," we and each of our subsidiaries that derives U.S. source shipping income will qualify for exemption from U.S. federal income tax under Section 883 in respect of such shipping income if, in relevant part:
•
we and each such subsidiary is organized in a "qualified foreign country" which, as defined, is a foreign country that grants an equivalent exemption from tax to corporations organized in the United States in respect of the shipping income for which exemption is being claimed under Section 883, which we refer to as the "country of organization requirement"; and either

•
more than 50% of the value of our stock is owned actually or constructively under specified attribution rules, by "qualified shareholders" (which as defined includes, among other things, individuals who are "residents" of qualified foreign countries and corporations that are organized in qualified foreign countries and meet the Publicly-Traded Test discussed immediately below), which we refer to as the "50% Ownership Test," or

•
our stock is "primarily" and "regularly" traded on an "established securities market" in our country of organization, in another country that grants an "equivalent exemption" to U.S. corporations, or in the United States, which we refer to as the "Publicly-Traded Test".

Since the IRS has recognized the United Kingdom, our country of incorporation, and each of the countries of incorporation of our subsidiaries, including Denmark, as a qualified foreign country in respect of the shipping income for which exemption is being claimed under Section 883, we and each of our subsidiaries satisfy the country of organization requirement. Therefore, we and each of our subsidiaries will be exempt from U.S. federal income tax with respect to our U.S. source shipping income if we and each of our subsidiaries satisfy either the "50% Ownership Test" or the "Publicly-Traded Test" and certain substantiation and reporting requirements are met. We do not anticipate satisfying the 50% Ownership Test. Our ability to satisfy the Publicly-Traded Test is discussed below.
The Treasury Regulations provide, in pertinent part, that a class of stock of a foreign corporation will be considered to be "primarily traded" on an established securities market in a country (such as Nasdaq Copenhagen) if the exchange is designated under a Limitations on Benefits article in a United States income tax treaty and if the number of shares of such class of stock that are traded during any taxable year on all established securities markets in that country exceeds the number of shares of such class that are traded during that taxable year on established securities markets in any other single country. Currently, our shares are primarily traded on the Nasdaq Copenhagen for purposes of the "primarily traded" test, although this may change in future years.

The Treasury Regulations provide further that stock of a foreign corporation will be considered to be "regularly traded" on an established securities market only if: (i) one or more classes of stock of the corporation that, in the aggregate, represents more than 50% of the stock of the corporation, by voting power and value, is listed on such established securities market, (ii) each such class of stock is traded on such established securities market, other than in de minimis quantities, on at least 60 days during the taxable year, and (iii) the aggregate number of shares of such stock traded on such established securities market is at least 10% of the average number of shares of such stock outstanding during such taxable year. Even if this were not the case, the Treasury Regulations provide that the trading frequency and trading volume tests will be deemed satisfied with respect to a class of stock that is traded on an established securities market in the United States if such stock is regularly quoted by dealers making a market in such stock. Although we have a class of stock that is listed on the Nasdaq New York, an established securities market in the United States, we do not anticipate satisfying the requirement that our stock be "regularly traded" on an established securities market under the quantitative testing rules.
Even if our common stock was considered to be "regularly traded" on an established securities market, the Treasury Regulations provide, in pertinent part, that a class of stock of a foreign corporation will not be considered to be "regularly traded" on an established securities market for any taxable year in which 50% or more of the vote and value of the outstanding shares of such class of stock are owned, within the meaning of the Treasury Regulations, on more than half the days during such taxable year by persons who each own 5% or more of the vote and value of the outstanding shares of such class of stock, which persons we refer to as "5% shareholders" and the rule as the "5% override rule".
For purposes of identifying our 5% shareholders, we are permitted to rely on Schedule 13G and Schedule 13D filings with the SEC. Even if our stock was considered "regularly traded" on an established securities market, we believe the 5% override rule would have been triggered and that we would not be able to rely on Section 883 for exemption from United States federal income taxation on our U.S. source shipping income.
Therefore, if we cannot qualify for benefits under an applicable U.S. income tax treaty, we would be subject to United States taxation on our U.S. source shipping income. We intend to take the position that we qualify for benefits of the U.S.-U.K. income tax treaty for purposes of Section 883.  Therefore, we expect to be exempt from U.S. federal income taxation on U.S. source shipping income.
U.S. Federal Income Taxation in the Absence of Section 883 or Treaty Exemption
4% Gross Basis Tax Regime. To the extent the benefits of Section 883 or an applicable U.S. income tax treaty are unavailable, our U.S. source shipping income which is not considered to be "effectively connected" with the conduct of a U.S. trade or business, as discussed below, would be subject to a 4% U.S. federal income tax imposed by Section 887 of the Code on a gross basis, without the benefit of deductions, which we refer to as the "4% gross basis tax regime". Since under the sourcing rules described above, no more than 50% of our shipping income would be treated as derived from U.S. sources, the maximum effective rate of U.S. federal income tax on our shipping income should never exceed 2% under the 4% gross basis tax regime.
Net Basis and Branch Tax Regimes. To the extent the benefits of Section 883 or an applicable U.S. income tax treaty are unavailable and our U.S. source shipping income is considered to be "effectively connected" with the conduct of a U.S. trade or business, as discussed below, any such "effectively connected" U.S. source shipping income, net of applicable deductions, would be subject to the U.S. federal income tax currently imposed at the corporate rate of 21%. In addition, we may be subject to the U.S. branch profits tax, at a rate of 30% or such lower rate as may be provided by an applicable U.S. income tax treaty, on earnings "effectively connected" with the conduct of such U.S. trade or business, as determined after allowance for certain adjustments, and on certain interest paid or deemed paid attributable to the conduct of their U.S. trade or business.
Our U.S. source shipping income will be considered "effectively connected" with the conduct of a U.S. trade or business only if:
•	we have, or are considered to have, a fixed place of business in the United States involved in the earning of shipping income; and
•
substantially all of our U.S. source shipping income is attributable to regularly scheduled transportation, such as the operation of a vessel that follows a published schedule with repeated sailings at regular intervals between the same points for voyages that begin or end in the United States.

We do not intend to have, or permit circumstances that would result in having, substantially all of our U.S. source shipping income be attributable to regularly scheduled transportation. Based on the foregoing and on the expected mode of our shipping operations, we believe that none of our U.S. source shipping income will be "effectively connected" with the conduct of a U.S. trade or business.
U.S. Taxation of Gain on Sale of Vessels.
Regardless of whether we qualify for exemption under Section 883 of the Code or the applicable U.S. income tax treaty, we do not expect to be subject to U.S. federal income taxation with respect to gain realized on a sale of a vessel, provided the sale is considered to occur outside of the United States under U.S. federal income tax principles. In general, a sale of a vessel will be considered to occur outside of the United States for this purpose if title to the vessel, and risk of loss with respect to the vessel, pass to the buyer outside of the United States. It is expected that any sale of a vessel by us will be considered to occur outside of the United States.
Taxation of Holders of Securities Offered Hereunder
The material U.S. federal income tax considerations to investors that are beneficial owners of any of the offered securities that are either (a) United States persons within the meaning of section 7701(a)(30) of the Code or (b) not United States persons within the meaning of section 7701(a)(30) of the Code of purchasing, acquiring, owning, holding, exercising, exchanging, selling or otherwise disposing of the offered securities will be described in a supplement to this prospectus.
If a partnership holds our common shares, the U.S. federal income tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership. If you are a partner in a partnership holding our common shares, you are encouraged to consult your own tax advisor.
Danish Tax Considerations
The following is a summary of certain Danish tax considerations relating to an investment in TORM plc, based upon the opinion of Bech-Bruun, our counsel as to matters of Danish tax law.  The summary describes the Danish tax implications pertaining to dividends paid from TORM A/S to TORM plc, and a sale of Class A common shares by TORM plc.
The summary does not purport to constitute exhaustive tax or legal advice. It is specifically to be noted that the summary does not address all possible tax consequences relating to an investment in the shares of TORM plc. The summary is based solely upon the tax laws of Denmark in effect on the date of this prospectus. Danish tax laws may be subject to changes, possibly with retroactive effect.
Sale of Class A common shares by TORM plc
Shareholders not resident in Denmark will normally not be subject to Danish tax on gains realized on the sale of shares, irrespective of the ownership period and equity interest. However, Danish anti-avoidance rules should be observed as these rules may, if certain conditions are met, result in a requalification of tax-exempt capital gains into dividends, which could trigger Danish withholding taxes. These rules could apply in a number of situations, such as in connection with a related party sale of shares against cash and in unrelated third-party transactions in connection with the transfer of shares to a new holding company (controlled by a third party) against shares and cash. For example, this could be the case, if dividends from TORM A/S cannot be received tax exempt by TORM plc. The rules should only apply to intra-group transactions as well as situations where TORM plc receives an ownership share in the group acquiring the shares in TORM A/S.
Dividends distributed to the holders of Class A common shares of TORM A/S to TORM plc
Under Danish tax law, dividends paid on shares in a Danish company to a foreign company are normally subject to dividend withholding tax of 27%.  However, the foreign company receiving the dividends will as a main rule be subject to a final Danish withholding tax of 22%, provided the recipient reclaims the excess tax from the Danish tax authorities). This final withholding tax may be further reduced to the extent a tax treaty allows for a lower withholding tax rate than 22%.

Dividends paid on shares in a Danish company are as a starting point exempt from Danish withholding tax when the foreign receiving company owns at least 10% of the Danish distributing company, the foreign receiving company is tax resident within the EU or a state which has a tax treaty with Denmark, and the Danish taxation should be reduced or eliminated in accordance with the EU Parent/Subsidiary Directive (2011/96/EU) or in accordance with a tax treaty between Denmark and the state in which the receiving company is domiciled.  The Danish company is not required to withhold any tax if the dividend payments are exempt from Danish withholding tax.
When considering whether the EU Parent/Subsidiary Directive (2011/96/EU) or a tax treaty can be applied (thereby enabling exemption from Danish withholding taxes on dividend distributions provided the foreign receiving company owns at least 10% of the distributing company), the Danish tax authorities do consider a number of other criteria, including whether the foreign receiving company is the beneficial owner, and whether the structure can be challenged based on general anti-avoidance rules introduced in 2019 (transposition of the EU Directive 2016/1164 and most recently amended by Directive 2017/952).
If these conditions for exemption are not fulfilled, Danish withholding tax of 27% (potentially reduced to 22% and potentially a lower rate according to a tax treaty) will be triggered on such dividend distributions.
New withholding tax system
The Danish government has announced that it is considering introducing a new withholding tax system for listed shares. According to the contemplated system, a dividend should be taxed on the distribution date at a final tax rate based on each shareholder's specific conditions. The information on the shareholders (including information on the beneficial owner pursuant to Danish legislation) must be provided before the actual distribution date in order for the dividend distributing companies to be able to calculate and withhold the correct amount of dividend tax for each shareholder. The shareholder's custodian will be the withholding party, and also the party that must provide the shareholder information to the Danish tax authorities. The withholding party is liable for the correct payment of withholding taxes.
The proposed new model has been introduced in a bill and sent through a consultation process. The bill has not yet been introduced before the Danish Parliament and is subject to change. No expected date of the implementation has been announced.
As the proposed new model is only contemplated to apply to listed shares, it should not apply to dividends distributed on the shares in TORM A/S.
Share transfer tax and stamp duties
No Danish share transfer tax or stamp duties are payable on direct or indirect transfer of the shares of TORM A/S.
Danish Tax Risks
The Danish Tax Authorities may challenge whether TORM plc is entitled to Danish withholding tax exemption on dividends from TORM A/S.
TORM plc is a tax resident of the United Kingdom and owns 100% of the shares of TORM A/S. Following the United Kingdom's departure from the European Union, TORM plc is not entitled to the benefits under the EU Parent/Subsidiary Directive (2011/96/EU)
However, TORM plc should be entitled to the benefit of the double tax treaty entered into between Denmark and the United Kingdom. The double tax treaty reduces dividend withholding tax to nil for wholly-owned subsidiaries (where the relevant conditions are satisfied), and its protection would, in principle, be available regardless of the United Kingdom's departure from the European Union. In order for the double tax treaty to apply, TORM plc must be considered the beneficial owner of the dividends and must not be subject to Danish anti-abuse rules. We believe that TORM's group structure, their level of business activity carried out in the United Kingdom, their economic risk, their right to dispose of dividends received as well as the fact that TORM plc is a listed company justify that TORM plc is the beneficial owner of dividends received from TORM A/S, that TORM plc is not a conduit entity and that Danish anti-abuse rules should not apply.
Consequently, we believe that dividends distributed from TORM A/S to TORM plc should be exempt from Danish dividend withholding tax according to the double tax treaty entered into between Denmark and the United Kingdom. If not all of the applicable conditions in the double tax treaty between the United Kingdom and Denmark are fulfilled, Danish withholding taxes of 27% (potentially reduced to 22%) will be triggered on such dividend distributions.

United Kingdom Tax Considerations
The following discussion is based upon the opinion of Watson Farley & Williams LLP, our counsel as to matters of the taxation laws of the United Kingdom.  The following statements do not constitute tax advice and are intended only as a general guide to current United Kingdom law and HM Revenue and Customs ("HMRC") published practice, which may not be binding on HMRC, as at the date of this document (which are both subject to change at any time, possibly with retrospective effect).
They relate only to certain limited aspects of the United Kingdom tax treatment of the beneficial owners of the Class A common shares. They are intended to apply only to shareholders who are resident only in the United Kingdom for United Kingdom tax purposes (unless the context requires otherwise) and, if individuals, who are domiciled in the United Kingdom and to whom split-year treatment does not apply. The statements below only relate to persons who are and will be the absolute beneficial owners of the Class A common shares and who hold, and will hold, the Class A common shares through the Depository Trust Company as investments (and not as securities to be realized in the course of a trade).
The statements below are not exhaustive and may not apply to certain shareholders, such as dealers in securities, broker dealers, insurance companies and collective investment schemes, shareholders who are exempt from taxation, shareholders who hold their shares through an Individual Savings Account or a Self-Invested Personal Pension and shareholders who have (or are deemed to have) acquired the Class A common shares by virtue of an office or employment. Such persons may be subject to special rules. This summary does not address any inheritance tax considerations.
Prospective purchasers of the Class A common shares who are in any doubt as to their tax position should consult an appropriate professional adviser.
Taxation of Dividends
General
TORM plc is not required to make any withholding or deduction for or on account of United Kingdom tax in respect of dividends on the Class A common shares, irrespective of whether the shareholder receiving the dividend is resident in or outside the United Kingdom.
Individual Shareholders
United Kingdom resident individual shareholders may be subject to income tax on dividends they receive from the Company.  The first £2,000 of dividend income that the United Kingdom resident individuals receive in each tax year is taxed at a rate of 0% (the "nil rate amount").
Dividend income that is within the nil rate amount counts towards an individual's basic or higher rate limits – and will therefore affect the taxation of other income received and any capital gains realized by the individual in the tax year.  It may also affect the level of savings allowance to which they are entitled (as this is different for basic and higher rate taxpayers).  In calculating into which tax band any dividend income over the nil rate amount falls, dividend income is treated as the "top slice" of an individual's income.
Any dividend income received by a United Kingdom resident individual shareholder in excess of the nil rate amount will be subject to income tax at a rate of 7.5%, to the extent that it is within the basic rate band, 32.5% to the extent that it is within the higher rate band and 38.1%, to the extent that it is within the additional rate band.
On September 7, 2021, the United Kingdom Government announced that the tax rate applicable to dividends would rise by 1.25% from April 2022, and that this would be legislated for in the next Finance Bill.
Corporate Shareholders
Shareholders within the charge to United Kingdom corporation tax which are "small companies" (for the purposes of United Kingdom taxation of dividends) will not generally expect to be subject to tax on dividends from the Company.

Other shareholders within the charge to United Kingdom corporation tax will not be subject to tax on dividends from the Company so long as the dividends fall within an exempt class and certain conditions are met. For example: dividends paid to companies holding less than 10% of the issued share capital of the payer (or any class of that share capital) are generally dividends that fall within an exemption in respect of "portfolio holdings" (subject to the application of relevant anti-avoidance rules). Other exemptions may also apply.
Shareholders Resident outside the United Kingdom
Where a shareholder resident for tax purposes outside the United Kingdom carries on a trade, profession or vocation in the United Kingdom and the dividends are a receipt of that trade or, in the case of corporation tax, the Class A common shares are held by or for a United Kingdom permanent establishment through which a trade is carried on, the shareholder may be liable to United Kingdom tax on dividends paid by the Company.
Taxation of Chargeable Gains
Individual Shareholders
A disposal of the Class A common shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom capital gains tax, depending on the circumstances and subject to any available exemption or relief. The rate of capital gains tax in respect of shareholdings is 10% for individuals who are subject to income tax at the basic rate and 20% to the extent that an individual's chargeable gains, when aggregated with his or her income chargeable to income tax, exceed the basic rate band for income tax purposes. An individual shareholder is entitled to realize an exempt amount of gains (£12,300 in the 2021/22 tax year) in each tax year without being liable to tax.
A shareholder who is an individual and who has ceased to be resident in the United Kingdom for taxation purposes (or has become treated as resident outside the United Kingdom for the purposes of a double tax treaty ("treaty non-resident") for a period of five years or less and who disposes of the Class A common shares during that period may in some circumstances also be liable, on his or her return to the United Kingdom, to United Kingdom capital gains tax on that gain, subject to any available exemptions or reliefs.
Corporate Shareholders
Where a shareholder is within the charge to United Kingdom corporation tax, including cases where it is not resident (for tax purposes) in the United Kingdom, a disposal of the Class A common shares may give rise to a chargeable gain (or allowable loss) for the purposes of United Kingdom corporation tax, depending on the circumstances and subject to any available exemption or relief. Indexation allowance may reduce the amount of chargeable gain that is subject to corporation tax but may not create or increase any allowable loss.  For disposals on or after January 1, 2018, indexation allowance covers only the movement in the retail prices index from the date of acquisition to December 31, 2017. The rate of corporation tax is currently 19%. The main rate of corporation tax is due to increase to 25% from April 1, 2023.
Shareholders Resident outside the United Kingdom
A shareholder that is not resident in the United Kingdom (and, in the case of an individual, is not temporarily non-resident) for United Kingdom tax purposes and whose Class A common shares are not held in connection with carrying on a trade, profession or vocation in the United Kingdom generally will not be subject to United Kingdom tax on chargeable gains on the disposal of the Class A common shares.
Stamp Duty and Stamp Duty Reserve Tax ("SDRT")
The comments in this section relating to stamp duty and SDRT apply whether or not a shareholder is resident or domiciled in the United Kingdom.
Special rules may apply to shareholders such as market makers, brokers, dealers and intermediaries.
Following the European Court of Justice decision in HSBC Holdings Plc and Vidacos Nominees Ltd v The Commissioners for Her Majesty's Revenue & Customs (C-569/07) and the First-tier Tax Tribunal decision in HSBC Holdings Plc and The Bank of New York Mellon Corporation v The Commissioners for Her Majesty's Revenue & Customs (TC/2009/16584), HMRC has confirmed that 1.5% SDRT is no longer payable when new shares are issued to a clearance service or depositary receipt system. In the 2017 Budget, the government of the United Kingdom confirmed that this will remain the case after the United Kingdom's intended departure from the European Union.

No stamp duty should be payable on the acquisition or transfer of the beneficial ownership of the Class A common shares held by a nominee for a person whose business is or includes the provision of clearance services where that acquisition or transfer is settled within the clearance service and there is no physical instrument of transfer.
An agreement for the transfer of such Class A common shares will also not give rise to a SDRT liability, provided that no election has been made under section 97A of the United Kingdom Finance Act 1986 which is applicable to such Class A common shares. We understand that no such election has been made by the Depository Trust Company as respects the Class A common shares.
Any instrument of transfer of the Class A common shares that are not held by a nominee for a person whose business is or includes the provision of clearance services will generally attract stamp duty at a rate of 0.5% of the amount or value of the consideration for the transfer (rounded up, if necessary, to the next multiple of £5). No stamp duty is chargeable on an instrument transferring shares where the amount or value of the consideration is £1,000 or less and it is certified on the instrument that the transaction effected by the instrument does not form part of a larger transaction or series of transactions for which the aggregate consideration exceeds £1,000. An unconditional agreement for such transfer, or a conditional agreement which subsequently becomes unconditional, will also generally be liable to SDRT at the rate of 0.5% of the amount or value of the consideration for the transfer; but such liability will be cancelled if the agreement is completed by a duly stamped instrument of transfer within six years of the date of the agreement, or if the agreement was conditional, the date the agreement became unconditional. Where stamp duty is paid, any SDRT previously paid should be repaid on the making of an appropriate claim generally with interest.
Therefore, a transfer of title in the Class A common shares or an agreement to transfer such shares from within the Depository Trust Company system out of the Depository Trust Company system, and any subsequent transfers or agreements to transfer outside the Depository Trust Company system, will generally attract a charge to United Kingdom stamp duty and/or United Kingdom SDRT at a rate of 0.5% of any consideration.
Shareholders should note in particular that a redeposit of the Class A common shares into the Depository Trust Company system, including by means of a transfer into a depositary receipt system, will generally attract United Kingdom stamp duty and/or United Kingdom SDRT at the higher rate of 1.5%.

ENFORCEABILITY OF CIVIL LIABILITIES
We are an English company and our executive offices are located outside of the United States. Our officers and the majority of our directors and some of the experts named in this document reside outside of the United States. In addition, substantially all of our assets and the assets of our officers, directors and experts are located outside of the United States. As a result, you may have difficulty serving legal process within the United States upon us or any of these persons or enforcing any judgments obtained in U.S. courts to the extent assets located in the United States are insufficient to satisfy the judgments. In addition, original actions or actions for the enforcement of judgments of U.S. courts with respect to civil liabilities solely under the federal securities laws of the United States may not be enforceable in England.

LEGAL MATTERS
The validity of the securities offered by this prospectus will be passed upon for us by Seward & Kissel LLP, New York, New York with respect to matters of United States and New York law. The validity of securities offered by this prospectus will be passed upon for us by Watson Farley & Williams LLP with respect to matters of English law. Certain matters relating to Danish tax law will be passed upon for us by Bech-Bruun.

EXPERTS
The financial statements of TORM plc as of December 31, 2019 and for each of the two years in the period ended December 31, 2019, incorporated by reference in this prospectus by reference to TORM plc's Annual Report on Form 20-F for the year ended December 31, 2020, have been audited by Deloitte Statsautoriseret Revisionspartnerselskab, an independent registered public accounting firm, as stated in their report. Such financial statements are incorporated by reference in reliance upon the report of such firm, given their authority as experts in accounting and auditing.
The consolidated financial statements of TORM plc appearing in TORM plc's Annual Report (Form 20-F) for the year ended December 31, 2020 have been audited by EY Godkendt Revisionspartnerselskab, independent registered public accounting firm, as set forth in their report thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.
The offices of EY Godkendt Revisionspartnerselskab are located at Dirch Passers Allé 36, DK-2000 Frederiksberg, Copenhagen, Denmark.

WHERE YOU CAN FIND ADDITIONAL INFORMATION
As required by the Securities Act of 1933, we filed a registration statement relating to the securities offered by this prospectus with the SEC. This prospectus is a part of that registration statement, which includes additional information.
Government Filings
We file annual and special reports with the SEC. You may read any document that we file on the SEC's website (http://www.sec.gov).  Further information about our company is available on our website at www.torm.com. The information on our website does not constitute a part of this prospectus.

INFORMATION INCORPORATED BY REFERENCE
The SEC allows us to "incorporate by reference" information that we file with it.  This means that we can disclose important information to you by referring you to those filed documents.  The information incorporated by reference is considered to be a part of this prospectus, and information that we file later with the SEC prior to the termination of this offering will also be considered to be part of this prospectus and will automatically update and supersede previously filed information, including information contained in this document.
We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act:
•
Our Annual Report on Form 20-F for the year ended December 31, 2020, filed with the SEC on March 1, 2021 which contains our audited consolidated financial statements for the most recent fiscal year for which those statements have been filed; and

•
Our Reports on Form 6-K, furnished to the SEC on each of March 1, 2021, March 12, 2021, March 18, 2021, March 19, 2021, March 30, 2021, April 9, 2021, April 14, 2021, April 15, 2021, April 19, 2021, May 6, 2021, May 12, 2021 (2), May 20, 2021, May 27, 2021, June 4, 2021, June 11, 2021, July 6, 2021, July 23, 2021, August 10, 2021, August 17, 2021, August 24, 2021, September 1, 2021, November 10, 2021 and November 19, 2021.

We are also incorporating by reference all subsequent annual reports on Form 20-F that we file with the SEC and certain reports on Form 6-K that we furnish to the SEC after the date of this prospectus (if they state that they are incorporated by reference into this prospectus) until we file a post-effective amendment indicating that the offering of the securities made by this prospectus has been terminated. In all cases, you should rely on the later information over different information included in this prospectus or the prospectus supplement.
You should rely only on the information contained or incorporated by reference in this prospectus and any accompanying prospectus supplement. We have not, and any underwriters have not, authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus and any accompanying prospectus supplement as well as the information we previously filed with the SEC and incorporated by reference, is accurate as of the dates on the front cover of those documents only. Our business, financial condition and results of operations and prospects may have changed since those dates.
You may request a free copy of the above-mentioned filing or any subsequent filing we incorporated by reference to this prospectus by writing or telephoning us at the following address:
TORM plc
Tuborg Havnevej 18
DK-2900 Hellerup
Denmark
+45 39 17 92 00
These reports may also be obtained on our website at www.torm.com. None of the information on our website is a part of this prospectus.
Information Provided by the Company
We will furnish holders of our common shares with annual reports containing audited financial statements and a report by our independent registered public accounting firm. The audited financial statements will be prepared in accordance with International Financial Reporting Standards (IFRS) as issued by the IASB. As a "foreign private issuer", we are exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements to shareholders. While we furnish proxy statements to shareholders in accordance with the rules of any stock exchange on which our common shares may be listed in the future, those proxy statements do not conform to Schedule 14A of the proxy rules promulgated under the Securities Exchange Act. In addition, as a "foreign private issuer", our officers and directors are exempt from the rules under the Securities Exchange Act relating to short swing profit reporting and liability.

EXPENSES
The following are the estimated expenses of the issuance and distribution of the securities being registered under the registration statement of which this prospectus forms a part, all of which will be paid by us.
SEC registration fee		$59,291.48	**
FINRA filing fee		$0
Nasdaq listing fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Printing and engraving expenses	$	*
Transfer agent and registrar fees	$	*
Indenture trustee fees and expenses	$	*
Blue sky fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to Report on Form 6-K that is incorporated by reference into this registration statement.
**	Previously paid.

TORM PLC

Common Shares
Preferred Shares
Debt Securities
Warrants
Purchase Contracts
Rights
Units
and
53,812,988 Class A Common Shares
offered by the Selling Shareholder

PROSPECTUS

, 2021

Part II
INFORMATION NOT REQUIRED IN THE PROSPECTUS
Item 8. Indemnification of Directors and Officers.
This section requires disclosure about the general effect of any stature, provision in TORM's articles of association, contract or other arrangement under which any controlling person, director or officer of TORM is insured or indemnified in any manner against liability which that person may incur in his capacity.
Under our Articles of Association, and subject to the provisions of the UK Companies Act 2006, each of our Directors is entitled to be indemnified by us against all costs, charges, losses, expenses and liabilities incurred by such Director or officer in the execution and discharge of his or her duties or in relation to those duties. The UK Companies Act 2006 renders void an indemnity (to any extent) for a Director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he or she is a director.
Any provision by which a company directly or indirectly provides an indemnity (to any extent) for a director of the company or of an associated company against any liability attaching to him in connection with any negligence, default, breach of duty or breach of trust in relation to the company of which he is a director is also void except as permitted by the UK Companies Act 2006, which provides exceptions for the company to (a) purchase and maintain insurance against such liability; (b) provide a "qualifying third party indemnity" (being an indemnity against liability incurred by the director to a person other than the company or an associated company as long as he is successful in defending the claim or criminal proceedings); and (c) provide a "qualifying pension scheme indemnity" (being an indemnity against liability incurred in connection with the company's activities as trustee of an occupational pension plan).
Item 9. Exhibits
The exhibit index at the end of this registration statement identifies the exhibits which are included in this registration statement and are incorporated herein by reference (the "Exhibit Index").
Item 10. Undertakings
(a)	The undersigned registrant hereby undertakes:
(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;
(ii)
To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii)
To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

Provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)
That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)
To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided, that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, with respect to registration statements on Form F-3, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act of 1933 or Rule 3-19 of Regulation S-X if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Form F-3.

(5)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:
(i)	If the registrant is relying on Rule 430B:
(A)
Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(B)
Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(6)
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(b)
The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's Annual Report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's Annual Report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)– (g)	Not applicable.
(h)
Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(i)	Not applicable.
(j)
The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the SEC under Section 305(b)(2) of the Trust Indenture Act.

(k)	Not applicable.

SIGNATURES
Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Copenhagen, Country of Denmark, on December 6, 2021.
TORM PLC

By:	/s/ Jacob Meldgaard
	Name:	Jacob Meldgaard
	Title:	Executive Director and Principal Executive Officer

POWER OF ATTORNEY
KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Keith J. Billotti his or her true and lawful attorney-in-fact and agent, with full powers of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement and any and all additional registration statements pursuant to Rule 462(b) of the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or either of them or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue thereof.
Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons on December 6, 2021 in the capacities indicated.
Signature	Title

/s/ Jacob Meldgaard
Jacob Meldgaard	Executive Director and Principal Executive Officer

/s/ Kim Balle
Kim Balle	Chief Financial Officer of TORM A/S (Principal Financial Officer and Principal Accounting Officer)

/s/ Christopher Helmut Boehringer
Christopher Helmut Boehringer	Chairman of the Board of Directors

/s/ David Neil Weinstein
David Neil Weinstein /s/ Pär Göran Trapp Pär Göran Trapp	Director Director

/s/ Annette Malm Justad
Annette Malm Justad	Director

AUTHORIZED UNITED STATES REPRESENTATIVE
Pursuant to the requirement of the Securities Act of 1933, the undersigned, the duly undersigned representative of the Registrant in the United States, has signed this registration statement in the City of Newark, State of Delaware, on December 6, 2021.
PUGLISI AND ASSOCIATES

By:	/s/ Donald J. Puglisi
	Name:	Donald J. Puglisi
	Title:	Managing Director

Exhibit Index
Exhibit Number	Description

1.1	Form of Underwriting Agreement (for equity securities)*

1.2	Form of Underwriting Agreement (for debt securities)*

4.1	Form of Common Share Certificate of the Company (1)

4.2	Form of Warrant*

4.3	Form of Preferred Share Certificate*

4.4	Form of Purchase Contract*

4.5	Form of Rights Agreement*

4.6	Form of Senior Debt Securities Indenture

4.7	Form of Subordinated Debt Securities Indenture

4.8	Form of Unit Agreement*

5.1	Opinion of Watson Farley & Williams LLP, English counsel to the Company

5.2	Opinion of Seward & Kissel LLP, United States and New York counsel to the Company

8.1	Opinion of Watson Farley & Williams LLP with respect to certain English tax matters

8.2	Opinion of Seward & Kissel LLP with respect to certain U.S. tax matters

8.3	Opinion of Bech-Bruun with respect to certain Danish tax matters

23.1	Consent of Watson Farley & Williams LLP (included in Exhibits 5.1 and 8.1)

23.2	Consent of Seward & Kissel LLP (included in Exhibits 5.2 and 8.2)

23.3	Consent of Bech-Bruun (included in Exhibit 8.3)

23.4	Consent of EY Godkendt Revisionspartnerselskab

23.5	Consent of Deloitte Statsautoriseret Revisionspartnerselskab

24.1	Power of Attorney (included on signature page hereto)

25.1	Form of T-1 Statement of Eligibility (senior debt securities indenture)**

25.2	Form of T-1 Statement of Eligibility (subordinated debt securities indenture)**

*	To be filed either as an amendment or as an exhibit to a report filed pursuant to the Securities Exchange Act of 1934 of the Registrant and incorporated by reference into this registration statement.
**	To be filed in accordance with Section 305(b)(2) of the Trust Indenture Act of 1939, as amended.
(1)	Incorporated by reference to the Company's Registration Statement on Form 20-F (Registration No. 001-38294), as amended, filed with the SEC on November 24, 2017.